UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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LGI HOMES, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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1450 Lake Robbins Drive, Suite 430
The Woodlands, Texas 77380

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS
to be held on:
May 5, 2016
4:00 p.m. Central Time
Dear Stockholder:
You are cordially invited to attend our 2016 Annual Meeting of Stockholders, which will be held at 4:00 p.m. (Central Time) on May 5, 2016, at the Company’s headquarters at 1450 Lake Robbins Drive, The Woodlands, Texas 77380 in Suite 140.
We are holding the Annual Meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1.	To elect the nominees named in the accompanying proxy statement to LGI Homes, Inc.’s Board of Directors;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016;

3.	To approve the 2016 LGI Homes, Inc. Employee Stock Purchase Plan; and

4.	To transact such other business as may properly come before the Annual Meeting, or any adjournment thereof.
Only stockholders of record as of the close of business on March 10, 2016 are entitled to notice and to vote at the Annual Meeting or any adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our headquarters for ten days prior to the Annual Meeting. If you would like to view this stockholder list, please contact Investor Relations at (281) 362-8998.
Each share of Company common stock that you own represents one vote, and your vote as a stockholder of LGI Homes, Inc. is very important. For questions regarding your stock ownership, you may contact Investor Relations at (281) 362-8998 or, if you are a registered stockholder, our transfer agent, Computershare Investor Services, by email through their website at www.computershare.com/contactus or by phone at (800) 962-4284 (within the U.S. and Canada) or (781) 575-3120 (outside the U.S. and Canada).
The Board of Directors has approved the proposals described in the accompanying proxy statement and recommends that you vote:
“FOR” the election of all nominees for director in Proposal 1;
“FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 in Proposal 2; and
“FOR” the approval of the 2016 LGI Homes, Inc. Employee Stock Purchase Plan in Proposal 3.

BY ORDER OF THE BOARD OF DIRECTORS

Charles Merdian Chief Financial Officer, Treasurer and Secretary
The Woodlands, Texas
March 23, 2016

YOUR VOTE IS IMPORTANT

Instructions for submitting your proxy are provided in the Notice of Internet Availability of Proxy Materials, the Proxy Statement and your proxy card. It is important that your shares be represented and voted at the Annual Meeting. Please submit your proxy through the Internet, by telephone, or by completing the proxy card. You may revoke your proxy at any time prior to its exercise at the Annual Meeting. Please do not return the proxy card if you are voting through the Internet or by telephone.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting to be Held on May 5, 2016:

The Company’s Proxy Statement and 2015 Annual Report on Form 10-K are available for review online at www.proxydocs.com/LGIH, which can also be accessed using the link at http://investor.lgihomes.com.

LGI HOMES, INC.
2016 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION
The accompanying proxy is solicited on behalf of the Board of Directors of LGI Homes, Inc. (the “Company”) for use at the Company’s 2016 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Company’s headquarters located at 1450 Lake Robbins Drive, The Woodlands, Texas 77380, in Suite 140 on May 5, 2016, at 4:00 p.m. (Central Time), and any adjournment thereof.
On or about March 23, 2016, we will mail to our stockholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (our “2015 Annual Report”) and to vote online, via the Internet. The Notice of Internet Availability of Proxy Materials will also contain instructions on how you can receive a paper copy of the proxy materials. Our 2015 Annual Report, Notice of Internet Availability of Proxy Materials and the proxy card are first being made available online on or about March 23, 2016.
About the Annual Meeting
What is the purpose of the Annual Meeting?
At our Annual Meeting, stockholders will act upon the proposals described in this proxy statement.
What proposals are scheduled to be voted on at the Annual Meeting?
Stockholders will be asked to vote on the following proposals:

1.
To elect Ryan Edone, Duncan Gage, Eric Lipar, Bryan Sansbury, Steven Smith, and Robert Vahradian to our Board of Directors until the next annual meeting of stockholders, until his successor is elected or appointed, or until his earlier death, resignation or removal (see pages 10-12);

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 (see pages 13);

3.	To approve the 2016 LGI Homes, Inc. Employee Stock Purchase Plan (see pages 15-18); and

4.	To transact such other business as may properly come before the Annual Meeting, or any adjournment thereof.
We are not aware of any other business to be brought before the Annual Meeting. If any additional business is properly brought before the Annual Meeting, proxies will be voted on those matters in accordance with the judgment of the person or persons acting under the proxies.

What is the recommendation of the Board of Directors on each of the proposals scheduled to be voted on at the Annual Meeting?
The Board of Directors recommends that you vote:

•	“FOR” the election of each of the nominees for director named in this proxy statement;

•	“FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and

•	“FOR” the approval of the 2016 LGI Homes, Inc. Employee Stock Purchase Plan.
Voting of Proxies
When you vote by proxy, you authorize our officers listed on the proxy card to vote your shares on your behalf as you direct. In the absence of such direction, your shares will be voted:

•	“FOR” the election of each of the nominees for director named in this proxy statement;

•	“FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and

•	“FOR” the approval of the 2016 LGI Homes, Inc. Employee Stock Purchase Plan.
Voting and Ownership of Shares
At the close of business on the record date, March 10, 2016, the Company had 20,270,389 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter brought before the Annual Meeting. The following votes are required to approve each of the proposals at the meeting.

•
Election of Directors.   The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the six nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.

•
Ratification of Appointment of Independent Registered Public Accounting Firm.   The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm requires the approval of a majority of the votes cast at the Annual Meeting.

•
Approval of the 2016 LGI Homes, Inc. Employee Stock Purchase Plan.   The proposal to approve the 2016 LGI Homes, Inc. Employee Stock Purchase Plan requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be counted toward the tabulation of the votes cast on this proposal and will have the same effect as negative votes. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instruction from the beneficial owner.

Who can vote at the Annual Meeting?
Stockholders as of the close of business on the record date for the Annual Meeting (March 10, 2016) are entitled to vote at the Annual Meeting. At the close of business on the record date, there were outstanding and entitled to vote 20,270,389 shares of the Company’s common stock.
Stockholder of Record: Shares Registered in Your Name
If at the close of business on March 10, 2016, your shares were registered directly in your name with our transfer agent, Computershare Investor Services, then you are considered the stockholder of record with respect to those shares.
As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote over the Internet or by telephone, or if you request paper proxy materials, by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee
If at the close of business on March 10, 2016, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that is the record stockholder of your shares giving you the right to vote the shares at the Annual Meeting.
How do I vote?
If you are a stockholder of record, you may:

•	vote in person—we will provide a ballot to stockholders who attend the Annual Meeting and wish to vote in person;

•	vote by mail—if you request a paper proxy card, simply complete, sign and date the proxy card, then follow the instructions on the proxy card; or

•
vote via the Internet or via telephone—follow the instructions on the Notice of Internet Availability or proxy card and have the Notice of Internet Availability or proxy card available when you access the internet website or place your telephone call.

Votes submitted via the Internet or by telephone must be received by 5:00 p.m., Central Time, on May 4, 2016. Submitting your proxy, whether via the Internet, by telephone or by mail if you requested a paper proxy card, will not affect your right to vote at the Annual Meeting if you were a stockholder of record as of the close of business on March 10, 2016, and should you decide to attend the Annual Meeting and vote your shares at the Annual Meeting.
If you are not a stockholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted. You may still attend the Annual Meeting if you have already voted by proxy.
How do I revoke my proxy?
A stockholder giving a proxy has the power to revoke it at any time before it is voted by providing written notice to the Secretary of the Company, by delivering a later-dated proxy, or by voting in person at our Annual Meeting.
What is the quorum requirement for the Annual Meeting?
A majority of our outstanding shares of common stock as of the record date must be present at the Annual Meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting or if you have properly submitted a proxy.
How are abstentions and broker non-votes treated?
Abstentions (shares present at the Annual Meeting and voted “abstain”) are counted for purposes of determining whether a quorum is present, and have no effect on the election of directors (Proposal 1) or on the ratification of appointment of auditors (Proposal 2). Abstentions will be counted toward the tabulation of the votes cast on the 2016 LGI Homes, Inc. Employee Stock Purchase Plan (Proposal 3) and will have the same effect as a negative vote.
Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner, or (ii) the broker lacked discretionary authority to vote the shares. Broker non-votes are counted for purposes of determining whether a quorum is present, and have no effect on the matters voted upon. Note that if you are a beneficial holder and do not provide specific voting instructions to your broker, the broker that holds your shares will not be authorized to vote on the election of directors (Proposal 1) or the vote on the 2016 LGI Homes, Inc. Employee Stock Purchase Plan (Proposal 3). Ratification of the appointment of auditors (Proposal 2) is considered to be a routine matter and, accordingly, if you do not instruct your broker, bank or other nominee on how to vote the shares in your account for Proposal 2, brokers will be permitted to exercise their discretionary authority to vote for the ratification of the appointment of auditors. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the Annual Meeting.

What if I return a proxy card but do not make specific choices?
All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board of Directors stated above.
If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above). Shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting. Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting.
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), the Company uses the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, on or about March 23, 2016, the Company will mail a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to the Company’s stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability and www.proxydocs.com/LGIH. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive, free of charge, paper copies of the proxy materials. If you received the notice, then you will not receive a paper copy of the proxy materials unless you request one. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce cost to the Company associated with the physical printing and mailing of proxy materials.
How can I get electronic access to the proxy materials?
The Notice of Internet Availability will provide you with instructions regarding how to use the Internet to:

•	View the Company’s proxy materials for the Annual Meeting; and

•	Instruct the Company to send future proxy materials to you by email.

The Company’s proxy materials are also available at http://investor.lgihomes.com/. This website address is included for reference only. The information contained on the Company’s website is not incorporated by reference into this proxy statement.
Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.
Who is paying for this proxy solicitation?
The Company is paying the costs of the solicitation of proxies. Proxies may be solicited on behalf of the Company by our directors, officers, employees or agents in person or by telephone, facsimile or other electronic means. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries, upon request, for their reasonable expenses incurred in sending proxies and proxy materials to beneficial owners of our common stock. We have not retained an outside proxy solicitation firm to assist us with the solicitation of proxies.

CORPORATE GOVERNANCE AND DIRECTOR INDEPENDENCE
Corporate Governance Guidelines and Practices
In 2015, our Board of Directors adopted our Corporate Governance Guidelines which describes the Board’s view on a number of governance topics. The guidelines are available at our website, www.lgihomes.com and can be accessed by clicking on “INVESTOR RELATIONS” and then “CORPORATE GOVERNANCE” on our website. The principles addressed in our Corporate Governance Guidelines are included, as appropriate, in the areas discussed below.
Composition of the Board of Directors
Our Board of Directors currently consists of six members. Our Certificate of Incorporation provides that the authorized number of directors may be changed only by resolution of the Board. Our directors hold office until their successors have been elected and qualified or appointed, or the earlier of their death, resignation or removal. Vacancies on the Board are filled solely by the affirmative vote of a majority of the remaining directors then in office, and not by the stockholders. Each of our directors is elected annually.
Our Nominating and Corporate Governance Committee oversees the annual assessment of the composition of our Board of Directors, including a review of the size of the Board, the skills and qualifications represented on the Board, and a self-assessment of the effectiveness of our Board and its committees and identification of any opportunities for improvement. The findings of the annual review of our Board and its committees are reported to and discussed with the full Board of Directors.
Director Independence
All members of our Board, except Mr. Lipar, have been determined by the Board to be independent under the NASDAQ listing requirements. In making this determination, the Board has affirmed that each of the independent directors meets the objective requirements for independence set forth by the NASDAQ listing requirements. The independent directors are Ryan Edone, Duncan Gage, Bryan Sansbury, Steven Smith, and Robert Vahradian. Mr. Lipar is not independent because he is our Chief Executive Officer.
In evaluating and determining the independence of the directors, the Board considered that the Company may have certain relationships with its directors. Specifically, the Board considered that Mr. Smith is the uncle of Mr. Eric Lipar, our Chief Executive Officer and Chairman of the Board. The Board determined that this relationship does not impair Mr. Smith’s independence.
Compensation Committee Interlocks and Insider Participation
None of our executive officers serves, or in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board of Directors or our Compensation Committee. None of the members of our Compensation Committee is, or has ever been, an officer or employee of the Company.
Board Leadership Structure
With respect to the roles of Chairman of our Board of Directors and Chief Executive Officer, our Board of Directors exercises its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. Our Board of Directors believes that the combination or separation of these positions should continue to be considered as part of our succession planning process. Currently the roles are combined, with Mr. Lipar serving as Chief Executive Officer and Chairman of our Board of Directors. Mr. Lipar’s extensive business knowledge, along with his demonstrated leadership capability through the growth of the Company, makes him highly qualified to continue to serve as our Chairman of the Board and our Chief Executive Officer.
The Lead Independent Director coordinates the activities of the other non-employee directors and performs such other duties and functions as directed by our Board from time to time. The Lead Independent Director presides over the executive sessions of non-management directors. Mr. Sansbury currently serves as our Lead Independent Director.

Board Meetings
During 2015, our Board of Directors met six times, including telephonic meetings, and acted by unanimous written consent five times. In 2015, all directors attended at least 75% of the aggregate number of meetings of the Board and the committees on which they served.
Agendas and topics for Board and committee meetings are developed through discussions among management and members of our Board of Directors and its committees. Information and data that are important to the issues to be considered are distributed in advance of each meeting. Board meetings and background materials focus on key strategic, operational, financial, governance, risk and compliance matters applicable to us.

Role in Risk Oversight
Our Board of Directors is responsible for overseeing our risk management process. The Board oversees the implementation of risk mitigation strategies by management to ensure such strategies focus on both general risk management and management of the Company’s most significant risks. Our Board of Directors is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions. In addition, each of the board committees is responsible for risk management concerning its area of responsibility, consistent with its charter, and such other responsibilities as may be delegated to it by our Board of Directors from time to time.
Code of Business Conduct and Ethics
We operate under a written Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Upon employment with us, all employees are required to affirm in writing their receipt and review of the Code and their compliance with its provisions. In addition, we maintain policies that prohibit employee and director hedging of Company securities, including shares of our common stock.
Our Code of Business Conduct and Ethics is posted on our website at www.lgihomes.com and can be accessed by clicking on “INVESTOR RELATIONS” and then “CORPORATE GOVERNANCE” on our website. We intend to satisfy any disclosure requirements pursuant to Item 5.05 of Form 8-K and NASDAQ rules regarding any amendment to, or waiver from, certain provisions of our Code of Business Conduct and Ethics by posting such information on our website.
Board Committees and Meetings
Our Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of these committees reports to our Board of Directors as it deems appropriate and as our Board of Directors may request.
Our Board of Directors has adopted written charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, which are available on our website, www.lgihomes.com, and can be accessed by clicking on “INVESTOR RELATIONS” and then “CORPORATE GOVERNANCE” on our website. From time to time, special committees may be established under the direction of our Board when necessary to address specific issues. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not a part of this proxy statement.

The table below sets forth the membership of our Board of Directors and its standing committees for all of 2015 and the number of meetings held during 2015.

Director Name:	Board of Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Ryan Edone*	X	X
Duncan Gage*	X	Chair	X
Eric Lipar**	Chair
Bryan Sansbury	X		Chair	X
Steven Smith	X	X		Chair
Robert Vahradian	X			X

Number of 2015 meetings	6	4	6	4
* Financial Expert                ** Non-independent Director

 The independent directors meet in regularly scheduled executive sessions without management. Mr. Sansbury, as the Lead Independent Director, presides over all executive sessions at which he is present.

Our Company does not have a formal policy regarding attendance by members of our Board of Directors at our annual meeting of stockholders. All of our directors attended our annual meeting of stockholders in 2015.
Director Compensation

The Compensation Committee is responsible for evaluating and approving compensation for non-employee directors. Our non-employee directors receive compensation consisting of (i) an annual retainer plus an additional annual payment of $10,000 for the Lead Independent Director and each committee chair, payable quarterly, and (ii) an annual grant of restricted stock units (“RSUs”), which is determined based on the grant award amount and the closing LGIH stock price on the date of grant, rounded up to the next whole share as no fractional shares are issued, and vesting ratably over three years on the anniversary date of the grant. Directors are also reimbursed for reasonable out-of-pocket expenses incurred for travel in connection with their attendance in-person at Board or committee meetings.
For 2015, the non-employee directors received a retainer of $50,000 and the annual RSU grant of $50,000 was awarded on December 15, 2014. For 2016, the non-employee director retainer was increased to $60,000 and the annual RSU grant was increased to $60,000. The 2016 RSU grant to non-employee directors was awarded on December 15, 2015.
The following table contains information with respect to 2015 compensation awarded to or earned by our non-employee directors. The 2015 compensation of Mr. Eric Lipar, Chief Executive Officer and Chairman of the Board, is disclosed in the Executive Compensation section below.

Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)(3)	All other Compensation	Total
Ryan Edone	$50,000	$60,013	—	$110,013
Duncan Gage	$60,000	$60,013	—	$120,013
Bryan Sansbury	$70,000	$60,013	—	$130,013
Steven Smith	$60,000	$60,013	—	$120,013
Robert Vahradian	$50,000	$60,013	—	$110,013

(1)
The amounts shown reflect the grant date fair value of RSUs granted for director services for 2016, determined in accordance with FASB ASC Topic 718. See Note 12 to our consolidated financial statements included in our 2015 Annual Report, regarding assumptions underlying valuations of equity awards.

(2)
On December 15, 2014, each non-employee director was granted 3,603 RSUs, valued at $50,010 on the date of grant, for director services for 2015 which vests in three equal annual installments. On December 15, 2015, each non-employee director was granted 2,415 RSUs, valued at approximately $60,000 on the date of grant, for director services for 2016; these grants also vest in three equal annual installments. The RSUs automatically become fully vested upon the earlier of (i) the director’s disability; (ii) the director’s death; and (iii) immediately prior to the closing of a change in control of the Company, as defined in the Company’s 2013 Equity Incentive Plan.

(3)	At December 31, 2015, Messrs. Gage, Sansbury, Smith and Vahradian each had 6,317 unvested RSUs and Mr. Edone had 4,817 unvested RSUs.

Stock Ownership Policy for Non-Employee Directors
In order to evidence the financial alignment of the Company’s directors with the interest of the Company’s stockholders, the Board of Directors has established a stock ownership policy for non-employee directors. Under these guidelines, each director is required to own shares of the Company’s common stock that have a fair market value (determined as of each annual meeting of the Company’s stockholders) equal to three and one-half times (3.5x) the annual retainer paid to the applicable independent director, and each director shall have four (4) years from his or her initial appointment or election to the Board within which to satisfy the foregoing stock ownership policy. The annual retainer amount for 2015 of $50,000 resulted in a director share ownership requirement of approximately 12,480 shares determined as of April 30, 2015, the date of our 2015 annual meeting of stockholders. As of December 31, 2015, each non-employee director was in compliance with the policy.
Audit Committee

Our Audit Committee consists of Mr. Gage, who serves as chair of the committee, Mr. Edone, and Mr. Smith. Our Board of Directors has determined that the members of the Audit Committee are independent for purposes of serving on such committee under the NASDAQ listing standards and applicable federal law. In addition, our Board of Directors has determined that each current member of the Audit Committee is financially literate under the NASDAQ listing standards and that each of Mr. Gage and Mr. Edone qualify as an “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K.

The Audit Committee is responsible for, among other matters: (1) appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm; (2) delineating relationships between our independent registered public accounting firm and us and requesting information from our independent registered public accounting firm and management to determine the presence or absence of a conflict of interest; (3) reviewing with our independent registered public accounting firm the scope and results of its audit; (4) approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm; (5) overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC; (6) reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; (7) reviewing risk assessment and risk management policies and guidelines and financial risk exposures; (8) monitoring compliance with the Company’s Code of Business Conduct and Ethics; (9) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and (10) reviewing and approving related-person transactions.

The duties of the Audit Committee with respect to oversight of the Company’s financial reporting process are described more fully under “Audit Committee Report.” During 2015, all of the Audit Committee’s meetings were attended by representatives of Ernst & Young LLP, our independent registered public accounting firm.
Compensation Committee

Our Compensation Committee consists of Mr. Sansbury, who serves as chair of the committee, and Mr. Gage. Each of the members of our Compensation Committee meets the independence requirements under the NASDAQ listing standards, qualifying as an “outside director” in accordance with Section 162(m) of the Internal Revenue Code and as a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”).

The Compensation Committee is responsible for, among other matters: (1) establishing our compensation philosophy and objectives; (2) reviewing and monitoring our employee compensation plans and policies, and providing oversight for our employee benefit plans; (3) reviewing and approving the compensation of our directors, Chief Executive Officer and other executive officers; (4) evaluating the Chief Executive Officer’s performance; (5) reviewing employment agreements and other similar arrangements between us and our executive officers; (6) reviewing compensation related disclosures in our proxy statements to our stockholders in connection with any annual or special meeting of stockholders; and (7) appointing and overseeing any compensation consultants. In addition, the Compensation Committee may delegate the necessary authority to the Company’s officers to carry out the decisions and actions approved by the Compensation Committee.
Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Mr. Smith, who serves as chair of the committee, Mr. Sansbury and Mr. Vahradian. Each of the members of our Nominating and Corporate Governance Committee is an independent director under the NASDAQ listing standards.

The Nominating and Corporate Governance Committee is responsible for, among other matters: (1) identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors and making selection recommendations to the Board of Directors; (2) overseeing the organization of our Board of Directors to discharge the Board’s duties and responsibilities properly and efficiently; (3) developing and recommending corporate governance guidelines and principles to our Board of Directors and (4) reviewing the disclosure regarding corporate governance and the operation of the committee included in our proxy statements to our stockholders in connection with any annual or special meeting of stockholders.
Selection and Evaluation of Director Candidates

The Nominating and Corporate Governance Committee is responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executive officers of the Company for the names of potentially qualified candidates or ask directors and executive officers to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the committee of candidates for election as director.

The Nominating and Corporate Governance Committee is responsible for reviewing with our Board of Directors, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members) and in recommending candidates for election, the Nominating and Corporate Governance Committee will take into account many factors, including the following:

•	personal and professional integrity;

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	experience in the industries in which we compete;

•	experience as a board member or executive officer of another publicly held company;

•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

•	conflicts of interest; and

•	business judgment.

Director candidates recommended by our stockholders will be considered in the same manner as recommendations by directors, executive officers, outside advisors or search firms.  Any stockholder who intends to recommend a candidate to the Nominating and Corporate Governance Committee for consideration as a director nominee should deliver written notice pursuant to Article III, Section 3.1(a) of our Bylaws, to the Secretary of the Company. Any such notice should be delivered by the date required by such section of the Bylaws in order to permit the Nominating and Corporate Governance Committee to complete its review in a timely fashion.
Contacting the Board

Any stockholder or any other interested party who wishes to communicate directly with (i) our entire Board of Directors, (ii) the non-management directors as a group or (iii) the Lead Independent Director, may do so by corresponding with the Lead Independent Director at the following address: Lead Independent Director, LGI Homes, Inc., 1450 Lake Robbins Drive, Suite 430, The Woodlands, Texas 77380, Attn: Corporate Secretary. The Company will forward any such communication to the intended recipients, unless the communication is clearly of a marketing nature or is unduly hostile, threatening, illegal or similarly inappropriate.

PROPOSAL 1—ELECTION OF DIRECTORS
Our Board of Directors currently consists of six members. Our Certificate of Incorporation provides that the authorized number of directors may be changed only by resolution of the Board.
 Each nominee presented below, if elected, will serve as a director until the next annual meeting of stockholders and until such director’s successor is duly elected and qualified or, if earlier, such director’s death, resignation or removal. All of the nominees listed below have given their consent to be named as nominees for election and have indicated their intention to serve if they are elected. All of the nominees currently serve on the Board. The Board does not anticipate that any of the nominees will be unable to serve as a director, but in the event that any nominee is unable to serve as a director or should otherwise become unavailable, the Board may either propose an alternate nominee, in which case the proxies will be voted for the alternative nominee unless directed to withhold from voting, or the Board may elect to reduce the size of the Board.
Mr. Smith is the uncle of Mr. Eric Lipar, our Chief Executive Officer and Chairman of the Board. There are no other familial relationships among our directors and executive officers.
Director Nominees
Our Board of Directors believes that it is necessary for each of our directors to possess qualities, attributes and skills that contribute to a diversity of views and perspectives among the directors and enhance the overall effectiveness of the Board. As described on page 9 under “Corporate Governance and Director Independence - Selection and Evaluation of Director Candidates,” our Nominating and Corporate Governance Committee considers all factors it deems relevant when evaluating prospective candidates or current board members for nomination to our Board of Directors, as prescribed in the committee’s charter. All of our directors bring to the Board leadership experience derived from past service. They also all bring a diversity of views and perspectives derived from their individual experiences working in a range of industries and occupations, which provide our Board of Directors, as a whole, with the skills and expertise that reflect the needs of the Company.
Certain individual experiences, qualifications, and skills of our directors that contribute to the Board of Directors’ effectiveness as a whole are described in the biographies set forth below.

Ryan Edone	Director
Mr. Edone, age 42, has served as a director since November 2014. Mr. Edone is the Chief Financial Officer of Petroleum Wholesale L.P., a distributor of branded and wholesale motor fuel products and operator of retail convenience stores/travel centers across the southwestern United States. Prior to his joining Petroleum Wholesale L.P in 1999, Mr. Edone was a manager at Pricewaterhouse Coopers and a Certified Public Accountant. Mr. Edone is a member of the Board of Directors of Archway Insurance LTD, a captive insurance company; he is currently serving as the Vice President of the Board of Archway Insurance LTD and was formerly the Risk Control Chairman of the Board. Mr. Edone is also a member of the ChevronTexaco Petroleum Marketers Association Board and Gulf Oil Distributor Advisory Counsel. Mr. Edone is a member of our Audit Committee and qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K.
Mr. Edone’s experience as an executive with a multi-state retail and wholesale distribution company enables him to provide both financial and operational expertise to the Company. In addition, Mr. Edone brings insurance and risk management expertise that is valuable to support the continued growth of our business.

Duncan Gage	Director
Mr. Gage, age 66, has served as a director since June 2013. Mr. Gage currently manages his personal investments. Mr. Gage was President and CEO of Giant Cement Holdings, Inc. from 2009 to 2012, a producer of cement, concrete and aggregate for the construction industry. He previously served as President of the Eastern Construction Materials Division of Rinker Materials and President of Rinker’s Concrete Pipe Division. Mr. Gage also held a number of senior executive positions with Lafarge Group, including Regional President, Southeast Asia and President, US Cement Operations. He is a former director of Insteel Industries, Inc., where he chaired the Audit Committee and was a member of the Compensation Committee. Mr. Gage is the chair of our Audit Committee and is a member of our Compensation Committee. Our Board of Directors has determined that Mr. Gage qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K.

Mr. Gage’s experience as an executive officer of public companies as well as his experience as a former director of Insteel Industries, Inc. (a public manufacturer of steel wire reinforcing products) and chair of its audit committee gives him a unique perspective on business and corporate governance issues as well as supply chain and manufacturing considerations important to a production homebuilder.

Eric Lipar	Chief Executive Officer, Director
Mr. Lipar, age 45, is our Chief Executive Officer and serves as Chairman of our Board of Directors. He has served as our Chief Executive Officer since 2009, as a director since June 2013 and as Chairman of the Board since July 2013. Previously, Mr. Lipar served as our President from 2003 until 2009. Mr. Lipar has been in the residential land development business since the mid-1990s and is one of our founders. He has overseen land acquisition, development and the sales of over 12,000 homes since our inception. Mr. Lipar currently serves on the Residential Neighborhood Development Council for the Urban Land Institute. Through his in-depth work experience, Mr. Lipar has obtained a broad background in all aspects of residential construction, development, financing, sales and marketing. Mr. Lipar is responsible for our overall strategic leadership, working closely with our key executives to establish, implement and direct our long-range goals, strategies and policies.
Mr. Lipar brings extensive leadership, along with industry and operational experience to our Board of Directors. Through his experience, his knowledge of our operations and our markets and his professional relationships within the homebuilding industry, Mr. Lipar is highly qualified to identify important matters for review and deliberation by our Board of Directors and is instrumental in determining our corporate strategy. In addition, by serving as both the Chairman of the Board and our Chief Executive Officer, Mr. Lipar serves as an invaluable bridge between our management and our Board of Directors and ensures that they act with a common purpose.
Mr. Lipar’s extensive business knowledge, along with his demonstrated leadership capability through the growth of the Company, makes him highly qualified to continue to serve as our Chairman of the Board and our Chief Executive Officer.

Bryan Sansbury	Director
Mr. Sansbury, age 43, has served as our Lead Independent Director since June 2013. Mr. Sansbury is Chief Operating Officer and Chief Information Officer of Aon Hewitt and has been with Aon Hewitt and its affiliates since 1995. Mr. Sansbury was previously President of Aon Hewitt’s Emerging Solutions business and a Business Unit Leader in Aon Hewitt’s HR Business Process Outsourcing business. Mr. Sansbury also led Aon Hewitt’s Canadian Outsourcing business. Early in his career, Mr. Sansbury held several client and business management roles in Aon Hewitt’s Atlanta office and led the Pension Outsourcing business in the Southeast region. Mr. Sansbury is a former member of The Woodlands (Texas) Area Economic Development Partnership Board and a fellow of the CEO Perspectives program at the Kellogg School of Management at Northwestern University. Mr. Sansbury is the chair of our Compensation Committee and is a member of our Nominating and Corporate Governance Committee.
Given his extensive business experience, Mr. Sansbury provides our Board of Directors with a unique perspective on business issues impacting the Company as well as corporate governance. His leadership experience in several different capacities also makes him highly qualified to serve as the Lead Independent Director of our Board of Directors.

Steven Smith	Director

Mr. Smith, age 60, has served as a director since June 2013. Mr. Smith has practiced health law in the Washington, D.C. office of Ober, Kaler, Grimes & Shriver (“Ober Kaler”) since 2003 and is the Managing Partner of that office and a member of the firm’s Management Committee. He practices exclusively in the health care regulatory, operational and transactional areas where he counsels hospitals, physicians and other clients on a variety of issues including corporate governance, executive compensation and agreements; compliance, from both an operational and legal standpoint; and risk and claims management, insurance coverage and fiduciary responsibilities. Prior to joining Ober Kaler, Mr. Smith was Senior Vice-President and General Counsel for a large healthcare system in Maryland for 10 years where he was responsible for all legal matters, as well as various operations aspects, of the healthcare system. Mr. Smith is the uncle of Mr. Lipar, our Chief Executive Officer and Chairman of the Board. Mr. Smith is the chair of our Nominating and Corporate Governance Committee and is a member of our Audit Committee.

With his wealth of knowledge on issues relating to corporate governance and executive compensation, Mr. Smith provides us with a unique perspective on issues affecting the Company. This expertise, combined with his leadership experience as a senior executive, enables Mr. Smith to be a valuable member of our Board of Directors.

Robert Vahradian	Director
Mr. Vahradian, age 54, has served as a director since June 2013. Mr. Vahradian is a senior managing director of GTIS Partners, LP (“GTIS”). GTIS currently has approximately $3 billion of assets under management, including residential, retail, industrial, office, hotel and mixed-use properties in the U.S. and Brazil. Mr. Vahradian runs the U.S. investment and asset management activities of GTIS, and is a member of the investment committee of GTIS. Mr. Vahradian joined GTIS in 2006 and has been in the real estate industry since 1986. Previously, Mr. Vahradian was President of Allied Partners, a private real estate investment company and was Chief Operating Officer and principal of The Athena Group, L.L.C., a residential investment and development company based in New York. Prior to joining The Athena Group, LLC, Mr. Vahradian was a Director in Credit Suisse First Boston’s real estate investment banking and principal groups. Mr. Vahradian is a member of our Nominating and Corporate Governance Committee.
Through Mr. Vahradian’s vast experience in real estate, residential land development and homebuilding investments, asset management and finance, he is exceptionally well qualified to serve as a director and provides our Board of Directors with valuable insight on real estate and finance matters.

Required Vote
The proposal regarding the election of directors requires the approval of a plurality of the votes cast at our Annual Meeting. This means that the six nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”
EACH OF THE NOMINATED DIRECTORS.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED ACCOUNTING FIRM
At the Annual Meeting, the stockholders will be asked to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, or until such firm’s earlier resignation or removal. While stockholder ratification of the appointment of the Company’s independent registered public accounting firm is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice. In the event the appointment of Ernst & Young LLP is not ratified by the stockholders, our Audit Committee will consider this fact when it appoints our independent registered public accounting firm for fiscal 2017. Even if the appointment of Ernst & Young LLP is ratified, our Audit Committee retains the discretion to select and appoint a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company.
We have been advised that a representative of Ernst & Young LLP will be present at the Annual Meeting to answer appropriate questions and to have an opportunity to make a statement if desired.
Independent Registered Public Accounting Firm Fees and Services
Ernst and Young LLP served as our independent registered public accounting firm for the fiscal years ended December 31, 2015 and 2014. Ernst and Young LLP’s fees for professional services for 2015 and 2014 included the following:

	2015	2014
Audit Fees(1)	$785,500	$840,000
Audit-Related Fees - aggregate fees for audit-related services	—	—
Tax Fees	—	—
All Other Fees - aggregate fees for all other services	—	—
Total	$785,500	$840,000

(1)
Audit Fees include the audit of our consolidated financial statements, and services related to the review of quarterly financial information and the issuance of consents and comfort letters to underwriters and other purchasers of our securities in connection with various securities offerings and filings with the Securities and Exchange Commission (“SEC”).

It is our Audit Committee’s policy to pre-approve all audit, audit related and permissible non-audit services rendered to us by our independent registered public accounting firm. Consistent with such policy, all of the fees listed above that we incurred for services rendered by Ernst and Young LLP were pre-approved by our Audit Committee.
The report of Ernst & Young LLP relating to our 2015 and 2014 consolidated financial statements did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. Moreover, during the fiscal years ended December 31, 2015 and 2014, there were no (i) disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Ernst & Young LLP, would have caused either Ernst & Young LLP to make reference to the subject matter of the disagreement(s) in connection with their reports on the consolidated financial statements of LGI Homes, Inc. or (ii) reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

Required Vote
 The affirmative vote of a majority of votes cast at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. Abstentions will not be counted in determining the number of votes cast, and thus will not affect the voting result of this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Ernst & Young LLP, we do not expect any broker non-votes in connection with this proposal.

THE BOARD RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” THIS PROPOSAL.

Report of the Audit Committee
.
The primary purpose of the Audit Committee is to assist the Board in its oversight of the financial reporting and disclosure process. In connection with fulfilling its responsibilities as set forth in its charter and further described above in “Corporate Governance and Director Independence- Audit Committee,” the Audit Committee has reviewed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2015, and issued the following report:

1.	The Audit Committee has reviewed and discussed the audited consolidated financial statements as of and for the fiscal year ended December 31, 2015 with the Company’s management.

2.
The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by AS 16, including the independent registered public accounting firm’s judgments about the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates used in its consolidated financial statements, as well as other matters, as required by Auditing Standard No. 16 (“AS 16”), as adopted by the Public Company Accounting Oversight Board and by our Audit Committee Charter.

3.
The Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm their independence from the Company.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC.

Duncan Gage (Chair)
Ryan Edone
Steven Smith

The foregoing report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 3 – APPROVAL OF THE 2016 LGI HOMES, INC.
EMPLOYEE STOCK PURCHASE PLAN
We are requesting that our stockholders approve the 2016 LGI Homes, Inc. Employee Stock Purchase Plan (the “ESPP”), which was adopted by the Board of Directors on January 26, 2016, subject to stockholder approval. If approved by the stockholders at the Annual Meeting, the ESPP will become effective as of the date of such approval.
The Board of Directors recommends approval of the ESPP so we can offer our employees the ability to invest in shares of the Company’s common stock at an attractive price providing employees with a more direct stake in the Company’s welfare, thereby stimulating our employees’ efforts on the Company’s behalf and strengthening our employees’ desire to remain with the Company.
The following is a summary of the material features of the ESPP. This summary does not purport to be a complete description of all of the provisions of the ESPP, and is qualified in its entirety by reference to the full text of the ESPP. A copy of the ESPP is attached to this proxy statement as Annex A. Capitalized terms used in this summary that are not otherwise defined have the respective meanings given such terms in the ESPP.
ESPP Terms

The ESPP permits Employees of the Company and its Participating Subsidiaries to purchase shares of Company common stock at a 15% discount from Fair Market Value, subject to limits set by the Internal Revenue Code (the “Code”) and the ESPP. Sales of shares of Company common stock under the ESPP will be made pursuant to offerings that are intended to satisfy the requirements of Section 423 of the Code.
Administration

The Compensation Committee will administer the ESPP and, subject to the provisions of the ESPP, will have full authority and discretion to amend, prescribe, rescind, administer, and interpret such rules and regulations as it deems necessary to administer the ESPP, and its decisions will be final and binding upon all participants in the ESPP. The Compensation Committee may delegate its administrative authority to a committee comprised of officers or senior level Employees of the Company (the “Administrative Committee”). However, the Administrative Committee shall not have the authority to (i) increase the maximum number of shares of Company common stock available for issuance under the ESPP or the maximum number of shares of Company common stock that may be purchased per participant for any Offering Period, (ii) modify the eligibility requirements under the ESPP, (iii) designate a Subsidiary as a Participating Subsidiary, (iv) change the duration of the Offering Periods or (v) change the Purchase Price for any Offering Period.
Eligibility and Participation

Employees of the Company and its Participating Subsidiaries who are eligible to participate in the ESPP include those (i) who as of the first day of the Offering Period in which the grant is to be made have completed at least one year of service for the Company and/or its Participating Subsidiaries, (ii) whose customary employment is for at least twenty hours of service per week, (iii) whose customary employment is at least five months a year and (iv) Employees who do not own outstanding options or other rights to purchase stock possessing 5% or more of the total combined voting power or value of all classes of capital stock of the Company. Decisions regarding an individual’s status as an Employee eligible to participate in the Plan shall be made by the Plan Administrator in its discretion, and no person shall be eligible to participate in the Plan unless the Plan Administrator determines in its discretion that such person is eligible under the criteria established above. As of February 29, 2016, approximately 300 Employees were within the class eligible to participate in the ESPP. ESPP participants may authorize payroll deductions up to 25% of cash performance-based pay including salary, commissions, overtime or performance bonuses, and other incentive compensation to be applied toward the purchase of shares of Company common stock.
Offerings
Initially, the ESPP provides for separate three-month offerings, commencing on January 1, April 1, July 1, and October 1 of each year. The terms and conditions of each Offering Period may vary, and two or more Offering Periods may run concurrently under the ESPP, each with its own terms and conditions.

Payroll Deductions, Purchase Price, and Shares Purchased

An Employee must authorize a payroll deduction on or before the start of an Offering Period in order to participate in that offering. On the last day of the Offering Period, the Employee will be deemed to have exercised the option to purchase the maximum number of shares of Company common stock that the Employee’s payroll deduction will allow at the option price, but no more than 2,500 shares of Company common stock in any single offering. The purchase price shall be equal to 85% of the Fair Market Value per share of the Company’s common stock on the exercise date for the Offering Period unless the Plan Administrator determines otherwise. In no event will the exercise price be equal to less than 85% of the lesser of (i) the Fair Market Value per share of Company common stock on the exercise date or (ii) the Fair Market Value per share of Company common stock on the first day of the applicable Offering Period. Payment for shares of Company common stock purchased under the ESPP shall be made solely through payroll deductions. As of February 29, 2016, the closing price of Company common stock on the NASDAQ Global Select Market was $23.74 per share.
 No Employee will be permitted to purchase any shares of Company common stock under the ESPP (i) if such Employee, immediately after such purchase, owns shares of Company common stock possessing 5% or more of the total combined voting power or value of all classes of capital stock of the Company or any subsidiary corporations or (ii) to the extent that his or her rights to purchase stock under all of the Company’s employee stock purchase plans accrues at a rate which exceeds $25,000 worth of stock (determined at the Fair Market Value of the shares at the time such purchase right is granted) for each calendar year in which the purchase right is outstanding.
Suspension; Termination of Employment

An Employee may suspend participation by delivering notice in accordance with the procedures established by the Company at any time. An Employee who has suspended participation in an offering will not receive a refund of previously accumulated Stock Purchase Contributions. A participant’s Stock Purchase Contributions previously accumulated for the Offering Period in which such a suspension occurs shall be applied to the purchase of shares of Company common stock on the next scheduled Exercise Date.
 Upon termination of employment for any reason, the Employee’s participation in the ESPP will immediately terminate and the payroll deductions credited to the Employee’s account will be refunded to him or her as soon as administratively practicable and such Employee’s rights to purchase Company common stock under the ESPP will automatically terminate.
Transferability

No participant will be permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to his or her account or an option or any rights granted under the ESPP other than by will or the laws of descent and distribution. During the Employee’s lifetime, only the Employee can make decisions regarding the participation in or withdrawal from an offering under the ESPP.
Adjustments Upon Changes in Capitalization

 In the event of any change in the structure of the Company’s common stock, such as a reorganization, recapitalization, spinoff, stock split, stock dividend, combination of shares, merger, consolidation, offerings of rights without consideration, or other similar event, then adjustments in the number, kind, and price of shares of Company common stock available for purchase under the ESPP shall automatically be proportionately adjusted with no action required on the part of the Compensation Committee.
Amendment and Termination of the ESPP

The Compensation Committee or the Board of Directors may at any time amend or terminate the ESPP, provided that no amendment may adversely affect an Employee’s existing rights under any offering already commenced. In addition, no amendment may be made to the ESPP without prior approval of the stockholders of the Company if such amendment would increase the number of shares of Company common stock reserved thereunder or materially modify the eligibility requirements. The ESPP will terminate in the event all shares of Company common stock reserved under the ESPP have been purchased.

Federal Income Tax Consequences

 The following discussion is a summary of the general U.S. federal income tax rules applicable to purchases of shares of Company common stock offered by the Company and its Participating Subsidiaries under the ESPP offerings that are intended to comply with Section 423 of the Code. Employees should consult their own tax advisors since a taxpayer’s particular situation may be such that some variation of the rules described below will apply.
 The ESPP and the right of participants to make purchases of shares of Company common stock under it are intended to qualify under the provisions of Code Sections 421 and 423. Under those provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares of Company common stock. However, a participant may become liable for tax upon dispositions of shares of Company common stock acquired under the ESPP, and the tax consequences will depend on how long a participant has held the shares of Company common stock prior to disposition.
 If the shares of Company common stock are disposed of (a) more than two years after the date of the beginning of the Offering Period and (b) more than one year after the stock is purchased in accordance with the ESPP (or if the Employee dies while holding the shares of Company common stock), the following tax consequences will apply. The lesser of (a) the excess of fair market value of the shares of Company common stock at the time of such disposition over the purchase price of such shares (the “option price”), or (b) the excess of the fair market value of the shares of Company common stock at the time the option was granted over the option price (which option price will be computed as of the offering date) will be taxed as ordinary income to the Employee. Any further gain upon disposition generally will be taxed at long-term capital gain rates. If the shares of Company common stock are sold and the sales price is less than the option price, there is no ordinary income and the Employee has a long-term capital loss equal to the difference. If an Employee holds the shares of Company common stock for the holding periods described above, the Company may not be able to realize the deduction for the disposition of such shares.
 If the shares of Company common stock are sold or disposed of (including by way of gift) before the expiration of either the two year or the one year holding periods described above, the following tax consequences will apply. The amount by which the fair market value of the shares of Company common stock on the date the option is exercised (which is the last business day of the offering period and which is hereafter referred to as the “termination date”) exceeds the option price will be taxed as ordinary income to the Employee. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares of Company common stock is made. The balance of any gain will be taxed as capital gain and will qualify for long-term capital gain treatment if the shares of Company common stock have been held for more than one year following the exercise of the option. If the shares of Company common stock are sold for an amount that is less than their fair market value as of the termination date, the Employee recognizes ordinary income equal to the excess of the fair market value of the shares of Company common stock on the termination date over the option price, and the Employee may recognize a capital loss equal to the difference between the sales price and the value of such shares on the termination date. The Company, in the event of an early disposition, will be allowed a deduction for federal income tax purposes equal to the ordinary income realized by the disposing Employee.
Shares Available for Issuance

500,000 shares of Company common stock will be reserved for issuance under the ESPP.
New Plan Benefits

 The amounts of future purchases of shares of Company common stock under the ESPP are not determinable because participation is voluntary, participation levels depend on each participant’s elections and the restrictions of Section 423 of the Code and the ESPP, and the per-share purchase price depends on the future value of shares of Company common stock.

Required Vote
The approval of the 2016 LGI Homes, Inc. Employee Stock Purchase Plan requires the affirmative vote of a majority of the shares of our common stock present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.
THE BOARD RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” THIS PROPOSAL.

EXECUTIVE OFFICERS
Set forth below is information regarding the Company’s current executive officers who are not also directors. Information concerning Eric Lipar, our Chief Executive Officer and Chairman of the Board, may be found above in the section entitled “Proposal 1—Election of Directors.”

Name	Age	Position
Eric Lipar	45	Chief Executive Officer and Chairman of the Board
Michael Snider	44	President and Chief Operating Officer
Charles Merdian	46	Chief Financial Officer, Secretary and Treasurer
Jack Lipar	47	Executive Vice President of Acquisitions
Margaret Britton	53	Chief Administrative Officer
Rachel Eaton	34	Executive Vice President and Chief Marketing Officer
Michael Snider.     Mr. Snider has served as our President since 2009 and our Chief Operating Officer since July 2013. He oversees all aspects of our sales, construction, and product development. Prior to serving as our President, Mr. Snider was Executive Vice President of Homebuilding (2005-2009) and in the role of Homebuilding Manager (2004). Before joining LGI in 2004, Mr. Snider was a Project Manager for Tadian Homes, a homebuilder based in Troy, Michigan.
Charles Merdian.    Mr. Merdian serves as our Chief Financial Officer, Secretary and Treasurer. He was elected Secretary and Treasurer in 2013. Prior to becoming our Chief Financial Officer in 2010, Mr. Merdian was our Controller from 2004 through 2010. Prior to joining us in 2004, Mr. Merdian served as Accounting and Finance Manager for The Woodlands Operating Company where he specialized in accounting and financial analysis of real estate ventures, focusing primarily on residential and commercial developments. Prior to The Woodlands Operating Company, Mr. Merdian served as an accounting manager working at the Williamson-Dickie Manufacturing Co. and as a senior auditor for Coopers & Lybrand, LLP. Mr. Merdian has worked in residential real estate and homebuilding finance since 1998. Mr. Merdian is a Certified Public Accountant and is a member of the Texas Society of Certified Public Accountants.
Jack Lipar.    Mr. Lipar has served as our Executive Vice President of Acquisitions since March 2013. He previously served as Vice President of Acquisitions from December 2010 through February 2013, and Acquisitions Manager from 2006 to December 2010. Mr. Lipar oversees land acquisitions and development for the Company. Prior to joining us, Mr. Lipar worked at HP Pelzer, an auto parts manufacturing company based in Germany, as the Vice President of Purchasing and Director of Operations. Mr. Lipar was also the General Manager and a member of the Board of Directors at Alliance Interiors, an affiliate of HP Pelzer. Prior to HP Pelzer, Mr. Lipar was a worldwide Purchasing Manager for Cooper Standard, one of the world’s leading manufacturers of automotive parts.
Margaret Britton.     Mrs. Britton has served as our Chief Administrative Officer since August 2013. She is responsible for various corporate areas, including governance, risk and compliance matters. From 2008 to 2012, Mrs. Britton was a Director at Deloitte Financial Advisory Services, LLP, where she provided advisory services and was a leader in their national environmental consulting practice. She worked as a consultant from 2003 to 2007 and, as such, among other things, assisted two multinational energy companies with the implementation and oversight of their Sarbanes-Oxley Act requirements. Prior to 2002, Mrs. Britton was an assurance partner at Arthur Andersen LLP. Mrs. Britton is a Certified Public Accountant and a member of the Board of Directors for the Girl Scouts of San Jacinto Council.
Rachel Eaton.     Mrs. Eaton serves as our Chief Marketing Officer and is responsible for the overall growth and direction of our marketing initiatives, brand image and social media. Prior to becoming our Chief Marketing Officer in June 2013, Mrs. Eaton served as our Vice President of Marketing and Administration from May 2012 through May 2013, Director of Marketing & Special Events from 2007 to May 2012, and Executive Assistant from 2004 to 2007. Mrs. Eaton joined the Company in 2003.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of February 29, 2016, by (i) each of our directors and executive officers, individually and as a group, and (ii) each person known to our management to be the beneficial owner of more than 5% of the outstanding shares of our common stock.

	Shares Beneficially
Name and Address of Beneficial Owner (1)	Owned	Percent
5% Stockholders:
Thomas Lipar (2)	1,575,650	7.8%
Gilder, Gagnon, Howe & Co. LLC (3)	1,384,823	6.8%

Directors and Executive Officers (4):
Eric Lipar (5)	2,904,232	14.3%
Michael Snider (6)	162,957	*
Charles Merdian (7)	46,058	*
Jack Lipar (8)	47,399	*
Margaret Britton (9)	29,660	*
Rachel Eaton (10)	35,545	*
Bryan Sansbury (11)	199,864	1.0%
Ryan Edone (12)	22,216	*
Duncan Gage (13)	49,866	*
Steven Smith	29,974	*
Robert Vahradian	20,247	*
All executive officers and directors as a group
(11 persons)	3,548,018	17.5%

*	Represents less than 1% of the number of shares of our common stock outstanding.
(1)	Beneficial ownership is determined in accordance with SEC rules. The percentage of shares beneficially owned is based on 20,270,389 shares of our common stock outstanding as of February 29, 2016.
(2)
Based solely on Schedule 13G/A filed with the SEC on February 10, 2016 by Thomas Lipar. The shares of our common stock reported include 1,250,000 shares owned by Lipar Holdings, Ltd., which may be deemed to be beneficially owned by Mr. Lipar through his ownership interests in the partnership’s sole general partner and its limited partners. Mr. Lipar reported shared power to vote or direct the disposition of 150,000 shares owned by three separate irrevocable trusts established for the benefit of Mr. Lipar’s children; Mr. Lipar may be deemed a beneficial owner of such shares through his right as settlor of such trusts to reacquire such shares through a right of substitution. The shares of our common stock reported exclude 678,396 shares attributable to limited partnership interests owned by Mr. Lipar in EDSS Holdings, LP, whose general partner is an entity wholly-owned by his son, Eric Lipar, our Chief Executive Officer and Chairman of the Board, as to which Mr. Thomas Lipar has no voting or investment power. Mr. Thomas Lipar’s address is 15257 Runnymede Street, Conroe, Texas 77384.

(3)
Based solely on Schedule 13G/A filed with the SEC on February 12, 2016, by Gilder, Gagnon, Howe & Co. LLC (“Gilder Gagnon”). Gilder Gagnon reported sole voting and dispositive power for 21,378 shares of our common stock and shared power to dispose or direct the disposition of 1,363,445 shares of our common stock. The shares reported include 1,229,401 shares held in customer accounts of Gilder Gagnon over which partners and/or employees of Gilder Gagnon have discretionary authority to dispose of or direct the disposition of the shares, 21,278 shares held in the account of the profit sharing plan of Gilder Gagnon, and 134,044 shares held in accounts owned by the partners of Gilder Gagnon and their families. The address of Gilder Gagnon’s principal business office is 3 Columbus Circle, 26th Floor, New York, New York 10019

(4)
The RSUs held by the directors and executive officers that are outstanding and vest within 60 days of February 29, 2016, are deemed outstanding for the purposes of computing the percentage of shares of common stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by any other person or group.

(5)
Includes 2,339,297 shares held by EDSS Holdings, LP, whose general partner is an entity wholly-owned by Mr. Eric Lipar. Mr. Lipar disclaims beneficial ownership in 678,396 shares attributable to limited partnership interests owned by Thomas Lipar, who is a limited partner in EDSS Holdings, LP. Eric Lipar is the son of Thomas Lipar. Also includes 3,333 shares of common stock to be issued in connection with outstanding RSUs which will vest on March 15, 2016, within 60 days of February 29, 2016, and 17,326 shares owned by Mr. Eric Lipar’s spouse.

(6)
Includes 2,281 shares of common stock to be issued in connection with outstanding RSUs which will vest on March 15, 2016, within 60 days of February 29, 2016, and 4,227 shares owned by Mr. Snider’s spouse.

(7)	Includes 1,191 shares of common stock to be issued in connection with outstanding RSUs which will vest on March 15, 2016, within 60 days of February 29, 2016.

(8)	Includes 952 shares of common stock to be issued in connection with outstanding RSUs which will vest on March 15, 2016, within 60 days of February 29, 2016.
(9)
Includes 714 shares of common stock to be issued in connection with outstanding RSUs which will vest on March 15, 2016, within 60 days of February 29, 2016, and 3,409 shares owned by a trust for the benefit of Mrs. Britton’s mother and 3,570 shares owned by Mrs. Britton’s mother, of which Mrs. Britton disclaims beneficial ownership.

(10)
Includes 238 shares of common stock to be issued in connection with outstanding RSUs which will vest on March 15, 2016, within 60 days of February 29, 2016, and 13,636 shares owned by Mrs. Eaton’s spouse.

(11)	Includes 23,701 shares owned by Mr. Sansbury’s spouse and 600 shares owned by trusts on behalf of his children.
(12)	Includes 7,500 shares owned by the James Larry Cook Children’s Trust, of which Mr. Edone disclaims beneficial ownership.
(13)	Includes 1,483 shares owned by Mr. Gage’s spouse.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. These officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of copies of Forms 3, 4 or 5 filed by the Company on behalf of its directors and officers or otherwise provided to the Company, the Company believes that during and with respect to the year ended December 31, 2015, its officers, directors and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements.

EXECUTIVE COMPENSATION
As an “emerging growth company,” we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act of 1933, as amended, which require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer (referred throughout as our named executive officers).

Executive Compensation Program
Our Compensation Committee performs an annual review of the compensation of our Chief Executive Officer and our other executive officers, including the named executive officers. Our executive compensation program includes the following elements:

•	Base salary

•	Annual bonus

•	Long-term equity incentive compensation
Base salaries are established based on the level of experience, responsibility and tenure of the executive. We believe that providing an appropriate base salary mitigates inappropriate risk-taking by providing a fixed and certain level of income, paid bi-weekly.
Under our Annual Bonus Plan, a subplan under our 2013 Equity Incentive Plan (the “2013 Plan”), our Compensation Committee designates the executives who participate in the Annual Bonus Plan and establishes, at its discretion, the performance goals, the target awards and the payout formula for each participant.  Payments under the Annual Bonus Plan to executives are based on the level of achievement as compared to the performance goals for the applicable calendar year. Payouts are intended to be made in cash. Under the terms of the Annual Bonus Plan, our Compensation Committee has the discretion to convert the dollar award into a stock-based award, subject to applicable limits set forth in the 2013 Plan, and has unilateral discretion to eliminate or reduce any award that would otherwise be payable to a participant.
Under the 2013 Plan, our Compensation Committee is also authorized to establish the long-term incentive program (the “LTI Program”) for the Company, including designating the executives who participate in the LTI Program and establishing the target awards, the payout formula, and the performance goals, if applicable, for each award.  Payments under the LTI Program for performance-based awards are based on the level of achievement as compared to the performance goal for the applicable performance period. The actual awards under the 2013 Plan, including the Annual Bonus Plan, are subject to annual individual participant limits set forth in the 2013 Plan of $2,000,000 for cash awards; 500,000 shares for stock options and stock appreciation rights; and 300,000 shares for restricted stock, restricted stock units (“RSUs”), performance shares, performance units and other stock-based awards. Any payouts and awards under the 2013 Plan will be made shortly after receipt of our audited annual financial statements for the applicable period.
Meridian Compensation Partners, LLC (“Meridian”) was retained by our Compensation Committee to assist with setting executive compensation for 2015 and assessing the competitiveness of our executive compensation programs. Our Compensation Committee evaluated the independence of Meridian and concluded that Meridian does not provide other compensation services to the Company and is qualified to serve as an independent consultant to the Committee. Meridian was engaged to provide advice on the Company’s overall executive pay philosophy, recommend the peer group of companies to be considered by the Committee, and provide market data for our Compensation Committee to consider in assessing chief executive officer and other executive officer base salary, annual bonus opportunity, and long-term incentive awards for fiscal 2015.
The homebuilder peer group established for evaluating executive compensation included Beazer Homes USA, Inc., Century Communities, Inc., Hovnanian Enterprises, Inc., M/I Homes, Inc., Taylor Morrison Home Corporation, Tri Pointe Group, Inc., WCI Communities, Inc., and William Lyon Homes.
In setting the compensation levels of the Company’s executive officers for 2015, our Compensation Committee reviewed the compensation data for the homebuilder peer group as well as other general industry companies with revenues from $100 million to $500 million. Additional factors contemplated by our Compensation Committee included the Company’s 2014 performance, its overall business strategy and business model, its expected growth trajectory, and the then-current economic environment. Our Compensation Committee recognized that 2015 would be the Company’s second full year as a public company and, as such, the compensation strategy should continue to evolve toward the peer group levels.

In addition, our Compensation Committee also evaluated the performance of our Chief Executive Officer during 2014. Our Chief Executive Officer reviewed the 2014 performance of our other executive officers, including the named executive officers (other than himself), with our Compensation Committee and made recommendations with regard to the compensation of those executive officers. Our Compensation Committee, using its experience and judgement, then determined its recommendation for 2015 executive officer compensation based on upon consideration of all of the factors discussed above, including the Chief Executive Officer’s recommendations, together with each individual’s leadership qualities, operational performance, business responsibilities, career with the Company, current compensation arrangements and long-term potential to enhance stockholder value. For 2015, the LTI Program was determined to be performance-based and our Compensation Committee established the performance goals, the target award and the payout formula for each participant.
The recommendations of our Compensation Committee for the 2015 executive compensation program were presented to and ratified by the Board, excluding the Chief Executive Officer, although final authority for the compensation payable to our executive officers rests solely with our Compensation Committee.
In addition to the executive officers, the vice presidents, directors and certain other personnel are eligible to receive annual bonuses and equity compensation under the 2013 Plan and Annual Bonus Plan. In addition, to these programs, we maintain a tax-qualified defined contribution plan (the “401K Plan”) that covers all eligible employees who are over age 21. The 401K Plan permits employees to make pretax contributions and provides for discretionary employer matching contributions and profit sharing contributions. Employer contributions vest over five years. The Company also provides certain long-term disability benefits to all full-time employees.

Fiscal 2015 Company Performance
During 2015, the Company realized continued growth and strong operating results during its second full year as a public company as indicated by the metrics presented below.

•	Home sales revenues increased more than 64.4% to $630.2 million.

•	Homes closed increased 44.5% to 3,404 homes.

•	Average homes sales prices increased 13.8% to $185,146.

•	Our adjusted gross margin as a percentage of home sales revenues of 27.8% is at or near the high end of the reported results for the Company’s peer group of public homebuilding companies.

•	Pre-tax income increased 86.4% to $80.3 million.

•	Adjusted EBITDA margin as a percentage of home sales revenues increased to 14.1% and is also at the high end of the reported results for the Company’s peer group of public homebuilding companies.

•	We had 52 active communities at the end of 2015, a 33% increase since the end of 2014.

•	Total owned and controlled lots increased 20.3% during 2015 to 23,915 lots at December 31, 2015

As discussed further in our 2015 Annual Report, during 2015, we continued to execute on our business model to increase sales and closings, grow in our existing markets, diversify our revenue base geographically, diversify our product offerings to additional price points in certain markets, and execute on our land acquisition and development strategy. Additionally during 2015, we expanded our access to capital with the establishment of our $225 million revolving credit facility in May 2015 and the increase of the borrowing base under our revolving credit facility to $300 million in January 2016; the filing of our Registration Statement on Form S-3 during the third quarter of 2015 registering $300 million of our securities; and the sale of approximately 346,000 shares of our common stock under our At-the-Market Program. We also realized improved operating leverage during 2015, with total selling, general and administrative expense at 12.8% of revenues in 2015, a 300 basis point improvement over 2014. Our record home closings during 2015 represented the fifth consecutive year that we have experienced more than a 40% year-over-year increase in homes closed.
Fiscal 2015 Annual Bonus
The incentive compensation portion of our 2015 executive compensation program had clearly defined quantitative performance objectives, reflecting the Board’s commitment to a pay-for-performance philosophy and the alignment of executive officer pay with our stockholders’ interests.
Pre-tax income and home closings were the two financial measures established under our Annual Bonus Plan for 2015 bonuses. Payouts could range from 0% - 200% of the target annual bonus amount for the participant depending on the results achieved as compared to the threshold, target, and maximum for each measure for each participant. Under the Annual Bonus Plan for 2015, the target bonus opportunities were 100% of base salary for Mr. Lipar, 70% of base salary for Mr. Snider, and

60% of base salary for Mr. Merdian. The 2015 annual bonus is payable in cash. The threshold, target and maximum performance goals, the weighting for the performance metrics, and the payout rate for the 2015 annual bonus, as well as actual fiscal 2015 performance, are as follows:

2015 Performance Metric (weighting)	Threshold	Target	Maximum	Fiscal 2015 Actual
Pre-tax income (75%)	$46,061,920	$57,577,400	$69,092,880	$80,280,000
Homes closed (25%)	2,800	3,000	3,200	3,404
Annual bonus payout rate	50%	100%	200%	200%

For 2015, both the pre-tax income and home closings maximums were exceeded and the annual bonus amounts earned by Messrs. Lipar, Snider and Merdian were 200% of the pre-established target bonus amounts.
Fiscal 2015 LTI Program
The 2015 LTI Program for executive officers established by our Compensation Committee consists of performance-based restricted stock units (“Performance-Based RSUs”) issued under the 2013 Plan. The Performance-Based RSUs provide for shares of our common stock to be issued based on the attainment of a defined performance target based on the Company’s cumulative 3-year earnings per share ("EPS") amount over the three-year period 2015 - 2017. An aggregate of 90,046 Performance-Based RSUs were awarded to Messrs. Lipar, Snider, and Merdian on February 2, 2015, representing the target number of Performance-Based RSUs. The number of shares of our common stock that may be issued to the recipients for the Performance-Based RSUs range from 0% to 200% of the target amount depending on actual results as compared to the target performance metric. The Performance-Based RSUs vest upon the determination date (during March 2018) for the actual results at the end of the three-year period and require that the recipients continue to be employed by the Company through the determination date. In addition, the terms of the awards provide that the Performance-Based RSU award payouts will be capped at 100% of the target number of Performance-Based RSUs granted if absolute total shareholder return is negative during the performance period, regardless of EPS performance. The Performance-Based RSUs will be settled in shares of our common stock. At December 31, 2015, management estimates that the recipients will receive shares upon the determination date equal to approximately 182% of the 2015 target amount.
The 2014 LTI Program similarly provides for shares of our common stock to be issued based on the attainment of a cumulative, 3-year earnings per share target over the applicable three year period 2014 - 2016. An aggregate of 40,961 Performance-Based RSUs were awarded to Messrs. Lipar, Snider, and Merdian in February 2014, representing the target number of Performance-Based RSUs. The number of shares of our common stock that may be issued to the recipients for the Performance-Based RSUs range from 0% to 200% of the target amount depending on actual results as compared to the target performance metric. The Performance-Based RSUs vest upon the determination date for the actual results at the end of the three-year period and require that the recipients continue to be employed by the Company through the determination date (during March 2017). The terms of the awards similarly include the cap if absolute total shareholder return is negative during the performance period, regardless of EPS performance. The Performance-Based RSUs will be settled in shares of our common stock. At December 31, 2015, management estimates that the recipients will receive shares of our common stock upon the determination date equal to approximately 170% of the target amount.
Generally, Section 162(m) of the Internal Revenue Code disallows a tax deduction to any publicly held corporation for any individual remuneration in excess of $1.0 million paid in any taxable year to its chief executive officer and each of its other named executive officers. However, remuneration in excess of $1.0 million may be deducted if, among other things, it qualifies as “performance-based compensation” within the meaning of the Internal Revenue Code. The 2015 compensation for our named executive officers did not exceed the deductible amounts allowed under Section 162(m) of the Internal Revenue Code.

Summary Compensation Table

The following table provides information concerning compensation of our principal executive officer and our two other highest paid executive officers for the fiscal years ended December 31, 2015 and 2014.

Name and Principal Position	Fiscal Year	Salary	Bonus (1)	Stock Awards		All Other Compensation		Total
Eric Lipar, CEO and Chairman of the Board	2015	$520,000	$1,040,000	$650,005	(2)	$35,945	(3)	$2,245,950
	2014	$500,000	$440,668	$496,903	(4), (5)	$32,768	(6)	$1,470,339

Michael Snider, President and Chief Operating Officer	2015	$416,000	$582,400	$332,806	(2)	$21,616	(7)	$1,352,822
	2014	$400,000	$301,543	$325,531	(4), (5)	$21,770	(7)	$1,048,844

Charles Merdian, Chief Financial Officer, Secretary and Treasurer	2015	$312,000	$374,400	$218,402	(2)	$3,616	(8)	$908,418
	2014	$300,000	$157,381	$177,486	(4), (5)	$3,770	(8)	$638,637

(1)	The amounts represent the cash bonus earned, including the cash portion of the 2014 Annual Bonus Plan.

(2)
The amounts shown include the grant date fair value of the target number of Performance-Based RSUs of 48,726 ($650,005), 24,948 ($332,806), and 16,372 ($218,402) awarded on February 2, 2015, to Messrs. Lipar, Snider and Merdian, respectively, that provide for shares of our common stock to be issued based on the attainment of the performance metric of the Company over the three year period, January 1, 2015 to December 31, 2017. The number of shares of our common stock that may be issued to the recipients for the Performance-Based RSUs range from 0% to 200% of the target amount depending on actual results as compared to the target performance metric. The amounts shown reflect the grant date fair value of each such Performance-based RSU of $13.34 per share, determined in accordance with FASB ASC Topic 718. See Note 12 to our consolidated financial statements included in our 2015 Annual Report, regarding assumptions underlying valuations of equity awards for 2015. Details regarding equity awards that are still outstanding can be found in the “Outstanding Equity Awards at December 31, 2015” table below.

(3)
Includes: (i) Company matching contributions of $3,000 per year pursuant to the 401K Plan, (ii) long-term disability insurance premiums of $616, (iii) club dues paid by us in the amount of $14,329, and (iv) a car allowance of $18,000.

(4)
The amounts shown include the grant date fair value of the target number of Performance-Based RSUs of 20,480 ($350,003), 13,166 ($225,007), and 7,315 ($125,013) awarded on February 3, 2014, to Messrs. Lipar, Snider and Merdian, respectively, that provide for shares of our common stock to be issued based on the attainment of the performance metric of the Company over the three year period, January 1, 2014 to December 31, 2016. The number of shares of our common stock that may be issued to the recipients for the Performance-Based RSUs range from 0% to 200% of the target amount depending on actual results as compared to the target performance metric. The amounts shown reflect the grant date fair value of each such Performance-based RSU of $17.09 per share, determined in accordance with FASB ASC Topic 718. See Note 12 to our consolidated financial statements included in our 2015 Annual Report, regarding assumptions underlying valuations of equity awards for 2014.

(5)
In addition, these amounts include 2014 bonuses granted in RSUs to Messrs. Lipar, Snider and Merdian for 10,000 RSUs ($146,900), 6,843 RSUs ($100,524), and 3,572 RSUs ($52,473), respectively, on March 16, 2015. The RSUs vest ratably over three years on the anniversary date of the grant and will be settled in shares of our common stock. The amounts shown reflect the grant date fair value of each such RSU of $14.69, determined in accordance with FASB ASC Topic 718.

(6)
Includes: (i) Company matching contributions of $3,000 per year pursuant to our 401(k) plan, (ii) long-term disability insurance premiums of $770, (iii) club dues paid by us in the amount of $10,998, and (iv) a car allowance of $18,000.

(7)	Includes Company matching contributions of $3,000 per year pursuant to the 401K Plan, long-term disability insurance premiums, and a car allowance of $18,000.

(8)	Includes Company matching contributions of $3,000 per year pursuant to the 401K Plan and long-term disability insurance premiums.

Outstanding Equity Awards at December 31, 2015
The following table provides information concerning equity awards outstanding for our principal executive officer and our two other highest paid executive officers at December 31, 2015.

Name	Number of RSUs That Have Not Vested (1)	Market Value of RSUs That Have Not Vested (2)	Performance-based RSUs Grant Date	Number of Performance-based RSUs That Have Not Vested (3)	Market Value of Performance-based RSUs that Have Not Vested (2)(3)
Eric Lipar	10,000	$243,300	2/3/2014	20,480	$498,278
			2/2/2015	48,726	$1,185,504
Michael Snider	6,843	$166,490	2/3/2014	13,166	$320,329
			2/2/2015	24,948	$606,985
Charles Merdian	3,572	$86,907	2/3/2014	7,315	$177,974
			2/2/2015	16,372	$398,331

(1)
On March 15, 2015, 10,000, 6,843, and 3,572 RSUs were granted to Mr. Lipar, Mr. Snider and Mr. Merdian, respectively, representing a portion of the 2014 bonus payable under the Annual Bonus Plan. The RSUs vest ratably over three years on the anniversary date of the grant and will be settled in shares of our common stock.

(2)
Market value of RSUs and performance-based RSUs that have not vested is based on the closing price of $24.33 per share of our common stock on The NASDAQ Global Select Market on December 31, 2015, the last trading day of 2015.

(3)
In February 2015 and 2014, our Compensation Committee approved target Performance-Based RSUs awards that provide for shares of our common stock to be issued based on the attainment of the performance metric of the Company over the applicable three year performance period. The number of shares of our common stock that may be issued to the recipients for the Performance-Based RSUs range from 0% to 200% of the target amount depending on actual results as compared to the target performance metric. The performance period for the 2015 awards is January 1, 2015 to December 31, 2017. The performance period for the 2014 awards is January 1, 2014 to December 31, 2016. The Performance-Based RSUs vest upon the determination date for the actual results at the end of the three-year period and require the recipients continue to be employed by the Company through the determination date. The Performance-Based RSUs will be settled in shares of our common stock.

Equity Vested During 2015
 The following table provides information concerning the vesting of equity awards during 2015 on an aggregated basis for each of our named executive officers.

	Restricted Stock Unit Awards
Name	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting (1)
Eric Lipar	—	—
Michael Snider	28,948	$464,326
Charles Merdian	14,475	$232,179

(1)	The amounts reflect the number of RSUs vested at March 27, 2015, valued at $16.04, the closing price per share of our common stock on that date.
Employment Agreement
Mr. Eric Lipar, our Chief Executive Officer and Chairman of the Board, has an employment agreement with the Company which generally outlines the terms of his employment. The employment agreement provides for a five year term which expires on November 7, 2018, a base salary of at least $500,000 plus discretionary incentive bonuses, and includes terms which govern confidentiality, non-competition and non-solicitation.
Mr. Lipar’s employment agreement provides that, if our Board of Directors terminates his employment for any reason other than Cause or if he resigns for Good Reason, he will be entitled to receive a payment equal to two years’ base salary. If, within one year after a Change in Control or within six months prior to a Change in Control, Mr. Lipar’s employment is terminated by him for Good Reason or by the Company other than for Cause, he will instead be entitled to receive severance benefits consisting of a lump sum payment equal to two year’s base salary, two times the amount of his target bonus and $30,000 to enable Mr. Lipar to fund health coverage continuation benefits. In either case, such severance payments are subject to Mr. Lipar’s execution of a waiver and release agreement and will be paid within forty-five days following Mr. Lipar’s separation from service or, if he is at the time of termination a “specified employee” as defined under Section 409A of the Internal Revenue Code of 1986, as amended, on the first to occur of (i) 10 days after the expiration of the six month period following such separation from service, (ii) death or (iii) such earlier date that complies with Code Section 409A.
Mr. Lipar’s employment agreement defines “Cause” as, following written notice to him and his failure to cure such occurrence(s): (i) any act or omission that constitutes a material breach by him under the employment agreement, (ii) conviction or plea which could reflect negatively on the Company, (iii) Mr. Lipar’s misconduct that is injurious to the Company, (iv) Mr. Lipar’s material breach of a written policy of the Company or the rules of any governmental or regulatory body applicable to the Company, (v) Mr. Lipar’s refusal to follow the directions of our Board of Directors or (vi) any other willful misconduct by Mr. Lipar which is materially injurious to the financial condition or business reputation of the Company. “Good Reason” is defined to include: (i) a material diminution in Mr. Lipar’s base salary or a failure by the Company to pay material compensation due and payable, (ii) a material diminution in the nature or scope of Mr. Lipar’s authority, duties, responsibilities or title, (iii) requiring Mr. Lipar to be based at any office more than 50 miles from his current office location or (iv) a material breach by the Company of the employment agreement, which includes the failure of any successor entity to the Company to expressly assume the employment agreement.
A “Change in Control” is deemed to occur if: (i) any person acquires securities of the Company representing 50% or more of the total voting power of the Company, (ii) a change in the composition of the Board occurring within a one-year period as a result of which fewer than a majority of the directors are Incumbent Directors; provided, that any individual whose election or nomination for election by the stockholders was approved by a majority of the then Incumbent Directors shall be considered an Incumbent Director, with certain exceptions; or (iii) the stockholders of the Company approve any merger, consolidation or recapitalization of the Company or any sale of substantially all of its assets where (a) the stockholders of the Company prior to the transaction do not, immediately thereafter, own at least 51% of both the equity and voting power of the surviving entity or (b) the Incumbent Directors at the time of the approval of the transaction would not immediately thereafter constitute a majority of the Board of Directors of the surviving entity.
Additionally, Mr. Lipar will participate in such pension, profit-sharing, bonus, life insurance, hospitalization, major medical, and other employee benefit plans of the Company that may be in effect from time to time. The Company does not have any agreements with any of its other officers, directors, or employees containing provisions governing the compensation and benefits that may be paid to any such person upon termination of employment or a change in control of the Company.

Equity Compensation Plan Information
The table below sets forth the information as of December 31, 2015 for our equity compensation plan:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plan approved by security holders	297,831 (1)	—	1,540,887

(1)
At December 31, 2015, there are 107,814 RSUs outstanding which were granted at a $0 exercise price. In addition, there are 62,906 and 127,111 Performance-Based RSUs that have been awarded to certain senior executives during 2014 and 2015, respectively, that provide for shares of our common stock to be issued based on the attainment of certain performance metrics of the Company over the respective three year periods. The number of shares of our common stock that may be issued to the recipients for the Performance-Based RSUs range from 0% to 200% of the target amount depending on actual results as compared to the target performance metrics. The Performance-Based RSUs vest upon the determination date for the actual results at the end of the three-year period and require the recipients continue to be employed by the Company through the determination date. The Performance-Based RSUs will be settled in shares of our common stock.

A total of 2,000,000 shares of our common stock have been reserved by our Board of Directors for issuance under the 2013 Plan, of which 75,687 and 85,595 shares of our common stock were issued in settlement of vested RSUs during 2015 and 2014, respectively, and 107,814 unvested RSUs and 190,017 unvested Performance-Based RSUs, at target, were outstanding as of December 31, 2015, resulting in 1,540,887 shares of authorized common stock reserved for issuance under the 2013 Plan remaining at December 31, 2015. Each of the outstanding RSUs and Performance-Based RSUs at December 31, 2015 was granted or awarded with a $0 exercise price. The 2013 Plan provides for the granting of incentive stock options, nonstatutory stock options, restricted awards (restricted stock and restricted stock units), performance awards, and stock appreciation rights, or any combination of the foregoing. See Note 12 to our consolidated financial statements included in our 2015 Form 10-K for a description of the 2013 Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Family Relationships
Mr. Smith is the uncle of Mr. Eric Lipar, our Chief Executive Officer and Chairman of the Board. Mr. Eric Lipar and Mr. Jack Lipar, our Executive Vice President of Acquisitions, are cousins. There are no other familial relationships among our executive officers and directors.
Review and Approval of Transactions with Related Persons
Our Board of Directors has adopted a Statement of Policy Regarding Transactions with Related Parties, which requires that each director and executive officer promptly advise the chairman of the Audit Committee of any Related Person Transaction, as defined therein, of which he or she becomes aware in which we are to be a participant, the amount involved exceeds $120,000 and the applicable Related Person had or will have a direct or indirect material interest, and all material facts with respect thereto. The policy defines “Related Person” as (i) an executive officer or director of the Company or a nominee for director of the Company, (ii) a beneficial owner of more than 5% of any class of voting securities of the Company or (iii) an Immediate Family Member (as defined in the policy) of any person identified in clauses (i) or (ii). The Audit Committee (or, if determined by the Audit Committee as advisable, the disinterested members of our Board of Directors) shall then consider such Related Person Transaction for approval or ratification.
In considering whether to approve or ratify any Related Person Transaction, the Audit Committee or the disinterested members of our Board of Directors, as the case may be, shall consider all factors that are relevant to the Related Person Transaction, including, without limitation, the following:

•	the size of the transaction and the amount payable to a Related Person;

•	the nature of the interest of the Related Person in the transaction;

•	whether the transaction may involve a conflict of interest; and

•
whether the transaction involves the purchase or sale of assets or the provision of goods or services to us that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to us as would be available in comparable transactions with or involving unaffiliated third parties.

The policy supplements the conflict of interest provisions in our Code of Business Conduct and Ethics.
Agreements with Thomas Lipar
Concurrent with the consummation of its initial public offering on November 7, 2013, the Company entered into a three-year consulting agreement with Thomas Lipar for $100,000 per year payable on a monthly basis. Mr. Thomas Lipar is the father of Eric Lipar, our Chief Executive Officer and Chairman of the Board. Consulting fees under the agreement were approximately $100,000 for each of 2015 and 2014 and $17,000 for 2013.

During 2015, we entered into an option contract to purchase 106 finished lots in Montgomery County, Texas, from an affiliate of Mr. Thomas Lipar for a total base purchase price of approximately $8.0 million. The lots will be purchased in takedowns of at least 21 lots during successive 6 month periods, subject to a 5% annual price escalation and certain price protection terms. At December 31, 2015, we had a $25,000 non-refundable deposit related to this option contract. We expect the first closing of lots under the option contract will take place in the first quarter of 2016. In accordance with our review and approval policy for transactions with related persons, the Audit Committee recommended that the transaction be considered by the disinterested members of our Board of Directors. The transaction was approved by the disinterested members of the Board.
In the future, we may consider acquiring other land from Thomas Lipar or certain of his affiliates. Any such acquisition involving an amount in excess of $120,000 will be evaluated for approval by the Audit Committee (or, if determined by the Audit Committee as advisable, the disinterested members of our Board of Directors) in accordance with our Statement of Policy Regarding Transactions with Related Parties discussed above.

ADDITIONAL INFORMATION
Stockholder Proposals and Nominations for Director for the 2017 Annual Meeting
Stockholder proposals intended for inclusion in next year’s proxy materials related to the 2017 annual meeting of stockholders (the “2017 Annual Meeting”) pursuant to SEC Rule 14a-8 must be received at the Company’s principal executive offices on or before November 25, 2016, or if the date of the 2017 Annual Meeting has been changed by more than 30 days from the date of the Annual Meeting (i.e., May 5), then the deadline is a reasonable time before the Company begins to print and send its proxy materials related to the 2017 Annual Meeting.
Stockholder proposals not intended for inclusion in next year’s proxy materials, but which instead are sought to be presented at the 2017 Annual Meeting must be submitted in accordance with the specific procedures and requirements set forth in Article II, Sections 2.1 of our Bylaws, and any director nominations must be submitted in accordance with the specific procedures and requirements set forth in Article III, Section 3.1(a) of our Bylaws. These procedures require that any nominations or proposals must be delivered to, or mailed and received at, the Company’s principal executive offices no earlier than November 30, 2016 and no later than December 25, 2016, in order to be considered.
In the event the date of the 2017 Annual Meeting is more than 30 days before or after May 5, 2017, any nominations or proposals must be delivered to, or mailed and received at, the Company’s principal executive offices not earlier than the 120th day before the date of the 2017 Annual Meeting and not later than the later of the 90th  day prior to the 2017 Annual Meeting or the close of business on the 10th  day following the day on which the first public disclosure of the date of the 2017 Annual Meeting was made.
Householding
The SEC’s rules permit us to deliver a single Notice of Internet Availability of Proxy Materials or set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Notice of Internet Availability of Proxy Materials or one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice of Internet Availability of Proxy Materials or proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Notice of Internet Availability of Proxy Materials or proxy materials, you can request them from Mediant Communications LLC at 1-866-648-8133 or contact them by email (paper@investorelections.com) or using the internet (www.investorelections.com/LGIH). You may also send a written request for Proxy Materials to Investor Relations, LGI Homes, Inc., 1450 Lake Robbins Drive, Suite 430 The Woodlands, Texas 77380.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Notices of Internet Availability of Proxy Materials or proxy materials for your household, please contact Mediant Communications LLC at the above phone number.
Other Matters That May Come Before the Annual Meeting
We do not know of any matters other than those stated above which are to be brought before the Annual Meeting. However, if any other matters should be properly presented for consideration and voting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their judgment.
Obtaining Copies of the Company’s 2015 Annual Report
STOCKHOLDERS OF THE COMPANY MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2015 BY SENDING A WRITTEN REQUEST FOR THE 2015 ANNUAL REPORT TO INVESTOR RELATIONS, LGI HOMES, INC., 1450 LAKE ROBBINS DRIVE, SUITE 430, THE WOODLANDS, TEXAS 77380.
By Order of the Board of Directors, LGI Homes, Inc.

The Woodlands, Texas
March 23, 2016

ANNEX A
LGI HOMES, INC.
2016 EMPLOYEE STOCK PURCHASE PLAN
1.Purpose. The purpose of the LGI Homes, Inc. 2016 Employee Stock Purchase Plan (the “Plan”) is to encourage and enable the employees of the Company and its Participating Subsidiaries (as such term is defined in Section 2) to acquire a proprietary interest in the Company through the ownership of shares of its common stock, $0.01 par value (the “Common Stock”), in order to assure a closer identification of employees’ interests with those of the Company by providing employees with a more direct stake in its welfare, thereby stimulating the employees’ efforts on the Company’s behalf and strengthening such employees’ desire to remain with the Company.
The Plan shall become effective on the date it is approved by the stockholders at the Company’s 2016 Annual Meeting of Stockholders (the “Effective Date”).
The rights granted under the Plan are intended to meet the requirements of Section 423 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), and the Plan and the rights granted hereunder shall be interpreted consistently with such intent.
2.    Definitions. As used in the Plan the following terms shall have the meanings set forth below:
(a)     “Allocation Date” has the meaning assigned in Section 13 of the Plan.
(b)    “Administrative Committee” has the meaning assigned in Section 4.1 of the Plan.
(c)    “Board” means the Board of Directors of the Company.
(d)    “Code” has the meaning assigned in Section 1 of the Plan.
(e)    “Common Stock” has the meaning assigned in Section 1 of the Plan.
(f)    “Company” means LGI Homes, Inc., a Delaware corporation, or any successor corporation by merger, reorganization, consolidation or otherwise.
(g)    “Compensation Committee” means the Compensation Committee of the Board.
(h)    “Corporate Transaction” has the meaning assigned in Section 17 of the Plan.
(i)    “Eligible Compensation” means (i) regular base salary paid to the Employee by the Company or a Participating Subsidiary during such Employee’s period of participation in the Plan and (ii) any overtime payments, bonuses, commissions, profit-sharing distributions and other incentive-type payments received during such period. Eligible Compensation shall be calculated before deduction of (A) any income or employment tax or other withholdings; or (B) any contributions made by the employee to any Code Section 401(k) salary deferral plan or Code Section 125 cafeteria benefit program now or hereafter established by the Company or any Subsidiary. Eligible Compensation shall not include any contributions made on the Employee’s behalf by the Company or any Subsidiary to any employee benefit or welfare plan now or hereafter established (other than Code Section 401(k) or Code Section 125 contributions deducted from such Eligible Compensation). The Plan Administrator may make modifications to the definition of Eligible Compensation for one or more offerings as deemed appropriate.
(j)    “Employee” means an employee of the Company or a Participating Subsidiary.
(k)    “Effective Date” has the meaning assigned in Section 1 of the Plan.
(l)    “Exercise Date” means the last day of each Offering Period.
(m)    “Fair Market Value” per share of Common Stock on any date means the closing sale price per share during regular trading hours of Common Stock on such date on the principal securities market in which the Common Stock is then traded; or, if there were no trades on that date, the closing sale price during regular trading hours of the Common Stock on the first trading day prior to that date.
(n)    “Grant Date” means the first day of each Offering Period.
(o)    “Individual Brokerage Account” has the meaning assigned in Section 13 of the Plan.
(p)    “Offering Period” has the meaning assigned in Section 6 of the Plan.
(q)    “Participant” means an Employee who is enrolled in the Plan and meets each of the eligibility requirements in Section 5.1 of the Plan.
(r)    “Participating Subsidiary” means each Subsidiary that is authorized, in accordance with Section 5.2 of the Plan, to extend the benefits of the Plan to its eligible Employees. The Participating Subsidiaries in the Plan as of the Effective Date are listed in Appendix A to the Plan.
(s)    “Plan” means the LGI Homes, Inc. 2016 Employee Stock Purchase Plan.
(t)    “Plan Administrator” means the Compensation Committee or the Administrative Committee to the extent such entity is carrying out its administrative functions under the Plan.
(u)     “Purchase Price” has the meaning assigned in Section 9 of the Plan.
(v)    “Stock Purchase Contributions” means payroll deductions of Eligible Compensation that occur during an Offering Period for the purpose of purchasing shares of Common Stock under the Plan.
(w)    “Subsidiary” means any subsidiary corporation of the Company (as determined in accordance with Code Section 424), whether now existing or subsequently established.
3.    Amount of Stock Subject to the Plan. The total number of shares of Common Stock which may be sold pursuant to the Plan, subject to adjustment as provided in Section 17, shall be up to five hundred thousand (500,000) shares. The shares sold under the Plan may be either authorized and unissued shares, or issued shares reacquired by the Company. If rights granted under the Plan terminate or expire for any reason without having been exercised in full, the shares of Common Stock not purchased hereunder pursuant to such rights shall be available again for purposes of the Plan.
4.    Administration of the Plan.
4.1    The Plan shall be administered by the Compensation Committee. The Compensation Committee may delegate any or all of its administrative authority under the Plan to a committee comprised of officers or senior level employees of the Company (the “Administrative Committee”). However, the Administrative Committee shall not have the authority to (i) increase the maximum number of shares of Common Stock available for issuance under the Plan or the maximum number of shares of Common Stock that may be purchased per Participant for any Offering Period (other than for adjustments under Section 17), (ii) modify the eligibility requirements under the Plan, (iii) designate a Subsidiary as a Participating Subsidiary, (iv) change the duration of the Offering Periods or (v) change the Purchase Price for any Offering Period.
4.2    Subject to the provisions of the Plan, the Plan Administrator shall have the authority to construe the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for administering the Plan, including all determinations of eligibility pursuant to Section 5.
4.3    The Plan Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent that it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The determination of the Plan Administrator on the matters referred to in this Section 4, shall be final and binding on all persons.
4.4    The Company’s sole contribution toward the Plan will consist of making shares of Common Stock available for purchase by Participants at the Purchase Price and bearing costs of administration in carrying out the Plan.

5.    Eligibility.
5.1    Only Employees of the (i) Company, and (ii) its Participating Subsidiaries may participate in the Plan. Rights to purchase shares of Common Stock for each Offering Period shall be granted to those Employees of the Company and its Participating Subsidiaries:
(a)    who as of the first day of the Offering Period in which the grant is to be made have completed at least one year of service for the Company and/or its Participating Subsidiaries, as determined by the Plan Administrator;
(b)    whose customary employment is not less than 20 hours per week;
(c)    whose customary employment is not less than 5 months per year; and
(d)    who would not, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of capital stock of the Company or any Subsidiary.
Decisions regarding an individual’s status as an Employee eligible to participate in the Plan shall be made by the Plan Administrator in its discretion, and no person shall be eligible to participate in the Plan unless the Plan Administrator determines in its discretion that such person is eligible under the criteria established above.
5.2    Each U.S. corporation that becomes a Subsidiary after the Effective Date shall automatically become a Participating Subsidiary effective as of the start date of the first Offering Period coincident with or next following the date on which it becomes such a Subsidiary, unless the Plan Administrator determines otherwise prior to the start date of that Offering Period. Any other corporation whose participation in the Plan is delayed by Plan Administrator determination under the preceding sentence, any Subsidiary as of the Effective Date that is not designated as a Participating Subsidiary on Appendix A and any other corporation that becomes a Subsidiary after the Effective Date shall become a Participating Subsidiary when authorized by the Plan Administrator to extend the benefits of the Plan to such Subsidiary’s Employees.
6.    Offering Periods.
6.1    Shares of Common Stock shall be offered for purchase under the Plan through a series of successive Offering Periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.
6.2    Each “Offering Period” shall be of such duration not to exceed twenty-four (24) months, as determined by the Plan Administrator prior to the start of the applicable Offering Period. Until such time as the Plan Administrator specifies otherwise, Offering Periods shall be of a duration of three (3) months and shall run from January 1 to March 31, April 1 to June 30, July 1 to September 30 and October 1 to December 31 of each year.
6.3    The terms and conditions of each Offering Period may vary, and two or more Offering Periods may run concurrently under the Plan, each with its own terms and conditions. In addition, special Offering Periods may be established with respect to entities that are acquired by the Company (or any Subsidiary of the Company) or under such other circumstances as the Plan Administrator deems appropriate. In no event, however, shall the terms and conditions of any Offering Period contravene the express limitations and restrictions of the Plan, and the Participants in each separate Offering Period conducted for one or more Participating Subsidiaries shall have equal rights and privileges under that offering in accordance with the requirements of Section 423(b)(5) of the Code and the applicable Treasury Regulations thereunder.
7.    Allotment. Each Employee who is otherwise eligible to participate hereunder shall be granted rights to purchase shares of Common Stock as follows:
(a)    a Participant in an Offering Period shall receive on the start date of such Offering Period, a right to purchase shares of Common Stock pursuant to the Plan. The actual number of shares of Common Stock purchased for each Participant on the Exercise Date of an Offering Period shall be that number of shares of Common Stock determined by dividing the Purchase Price for that Offering Period into the amount of contributions accumulated on such date in Stock Purchase Contributions attributable to the Participant, as provided for under Section 11; provided, however, that no fractional shares shall be purchased, and any funds held that would otherwise have been used to purchase fractional shares shall be held in the

Participant’s account for the next Offering Period or, if the Participant is not participating in the next Offering Period, refunded to the Participant. Subject to Section 17 and Section 18, the maximum number of shares of Common Stock that may be purchased by a Participant for any such Offering Period shall be two thousand five hundred (2,500). However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any Offering Period, to increase or decrease the limitations to be in effect for the number of shares of Common Stock that may be purchased per Participant in each Offering Period; and
(b)    if the total of all shares of Common Stock to be purchased by all Participants on an Exercise Date as computed pursuant to (a) above exceeds the number of shares of Common Stock then available under the Plan, then all such purchases shall be adjusted proportionately to eliminate such excess and the authorized Stock Purchase Contribution of each Participant, to the extent in excess of the aggregate Purchase Price payable for shares of Common Stock pro-rated to such individual, shall be refunded by the Plan or by an agent of the Plan.
8.    Time of Granting Rights. Neither anything contained in the Plan or in any resolution adopted or to be adopted by the Board or the stockholders of the Company, nor any action taken by the Compensation Committee, shall constitute the granting of any rights. Rather, the granting of a right to purchase shares of Common Stock shall be made automatically and without further action by the Company on the first day of each Offering Period to each Participant on such date.
9.    Exercise of Purchase Right and Purchase Price. Each right to purchase shares of Common Stock which is granted for an Offering Period shall be exercised on the Exercise Date for that Offering Period. The “Purchase Price” per share at which Common Stock will be purchased on the Participant’s behalf on each Exercise Date will be established by the Plan Administrator prior to the start of that Offering Period, but in no event shall such Purchase Price be less than eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of that Offering Period or (ii) the Fair Market Value per share of Common Stock on that Exercise Date. Until such time as the Plan Administrator determines otherwise, the Purchase Price per share shall be equal to eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the Exercise Date for the Offering Period.
10.    Elections to Enroll in the Plan. Subject to the terms and conditions of the Plan, an eligible Employee must, in order to purchase shares for an Offering Period, complete and submit a payroll deduction authorization through enrollment procedures established by the Company on or prior to the start date of such Offering Period. The payroll deduction authorization will permit weekly, bi-weekly, semi-monthly or monthly Stock Purchase Contributions on terms and conditions more fully described in Section 11 hereof. Once an Offering Period has begun an Employee may prospectively suspend the payroll deduction authorization for such Offering Period as described in Section 11.2(b), but may not otherwise modify the payroll deduction for such Offering Period. Once the enrollment process has been properly completed, such enrollment shall be deemed to automatically apply to all subsequent Offering Periods, until such enrollment and payroll deduction authorization is modified, cancelled or revoked in accordance with the Plan and/or procedures prescribed by the Plan Administrator.
11.    Method of Payment.
11.1    Unless otherwise specified by the Plan Administrator, payment for shares of Common Stock purchased under the Plan shall be on the basis of Stock Purchase Contributions made solely through payroll deductions with no right of prepayment. As soon as practicable after the start date of an Offering Period, the Company or the Participating Subsidiary with whom a Participant is employed, will commence Stock Purchase Contributions from the Participant’s Eligible Compensation. Each Stock Purchase Contribution shall be in an amount designated by the Participant in the currency in which the Participant is paid. Such elections shall be subject to a minimum amount as may be specified by the Plan Administrator. Furthermore, such elections shall be subject to a maximum amount equal to the lessor of (i) twenty-five percent (25%) of Eligible Compensation or (ii) the limits specified in Section 18.
11.2    The rate of Stock Purchase Contributions shall continue in effect throughout the Participant’s participation in the Plan, except for changes effected in accordance with the following guidelines:
(a)    Changing Rate of Stock Purchase Contributions. A Participant may change the amount of Stock Purchase Contributions by delivering notice in accordance with the procedures established by the Company; any such change shall become effective as soon as practicable following the start of the next Offering Period.
(b)    Suspending Stock Purchase Contributions. A Participant may at any time suspend his or her Stock Purchase Contributions under the Plan by delivering notice in accordance with the procedures established by the Company. Such suspension shall become effective as soon as administratively practicable during the then current Offering Period. Such a suspension will not result in a refund of previously accumulated Stock Purchase Contributions. A Participant’s Stock Purchase Contributions previously accumulated for the Offering Period in which such a suspension occurs shall be applied to the purchase of shares of Common Stock on the next scheduled Exercise Date.
12.    Use of Funds; No Interest Paid. Unless the Plan Administrator determines otherwise or required by applicable law, all Stock Purchase Contributions collected from the Participant under the Plan, pursuant to Section 11 hereof, shall be included in the general funds of the Company (or a Participating Subsidiary) free of any trust or other restriction, and may be used for any corporate purpose. No interest shall be paid or credited to any Participant.
13.    Delivery of Stock. As soon as practicable after the end of each Offering Period, shares of Common Stock purchased for each Participant pursuant to the Plan with the balance of Stock Purchase Contributions attributable to such Participant as of the Exercise Date shall be delivered directly to an individual account established for each such Participant with a brokerage firm selected by the Company (the “Individual Brokerage Account”). The “Allocation Date” is the date of such delivery. Except as otherwise provided below, the deposited shares may not be transferred from the Individual Brokerage Account until the later of (i) the end of the two (2) year period measured from the applicable Grant Date and (ii) the Participant’s termination of employment.
The foregoing procedures shall not in any way limit when the Participant may sell his or her shares. Those procedures are designed solely to assure that any sale of shares of Common Stock prior to the satisfaction of the required holding period is made through the Individual Brokerage Account. In addition, the Participant may request a distribution of shares of Common Stock from his or her Individual Brokerage Account should the Participant wish to make a gift of any shares of Common Stock held in that account. Shares of Common Stock may not be transferred from the Individual Brokerage Account for use as collateral for a loan, unless those shares of Common Stock have been held for the required holding period. Any pledge or disposition of shares of Common Stock shall be subject to the terms of the Company’s insider trading policy, as in effect from time to time.
The foregoing procedures shall apply to all shares of Common Stock purchased by each Participant, whether or not that Participant continues in Employee status.
No Participant shall, by reason of the Plan or any rights granted pursuant thereto, or by the fact that there are Stock Purchase Contributions attributable to a Participant sufficient to purchase shares of Common Stock which the Participant has elected to purchase, have any rights of a stockholder of the Company until shares of Common Stock have been delivered to such Participant in the manner provided in this Section 13.
14.    No Transferability. Rights to purchase shares of Common Stock granted under the Plan to any Employee are not transferable by such Employee otherwise than by will or the laws of descent and distribution, and are exercisable during an Employee’s lifetime only by the Employee. In the event of violation of this provision, the Plan Administrator shall terminate the Employee’s right to purchase shares of Common Stock and refund, either by the Plan or by an agent of the Plan, the Stock Purchase Contributions attributable to such Employee during the relevant Offering Period.
15.    Termination of Employment. If a Participant ceases to be employed by the Company or by a Participating Subsidiary for any reason, all rights to purchase shares of Common Stock granted to the Participant with respect to the then current Offering Period hereunder shall immediately cease (unless otherwise directed by the Plan Administrator in its sole discretion). The amount of Stock Purchase Contributions attributable to such a former Participant shall be refunded, either by the Plan or by an agent of the Plan, to the former Participant as soon as administratively practicable (or in the case of death, to the person or persons to whom the former Participant’s rights hereunder shall pass) in the currency in which collected.
16.    Leave of Absence. Should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have such Stock Purchase Contributions authorized by the Participant and collected to date on his or her behalf for that Offering Period held for the purchase of shares of Common Stock on his or her behalf on the next scheduled Exercise Date. In no event, however, shall any amounts be collected on the Participant’s behalf during such unpaid leave, unless otherwise determined by the Plan Administrator. Upon the Participant’s return to active service his or her authorized Stock Purchase Contributions shall automatically resume at the rate in effect at the time the leave began, unless the individual withdraws from the Plan or modifies the then existing election prior to his or her return to active service.
17.    Adjustments for Changes in Capitalization. If the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any (i) stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, subdivision or similar transaction, (ii) a merger, reorganization or consolidation, (iii) a reclassification or change in par value, or (iv) other extraordinary or unusual event affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution to its stockholders (each, a “Corporate Transaction”) then, subject to any required action by the stockholders of the Company, the number and kind of shares of Common Stock available under the Plan or subject to any limit or maximum hereunder shall automatically be proportionately adjusted, with no action required on the part of the Compensation Committee or otherwise to the extent necessary to prevent dilution or enlargement of the rights of Participants under the Plan. Any adjustments to outstanding shares of Common Stock under this Plan shall be consistent with Code Section 424, to the extent applicable.
18.    $25,000 Limitation.
(a)    No Participant shall be entitled to accrue rights to acquire shares of Common Stock pursuant to any purchase right outstanding under the Plan if and to the extent such accrual, when aggregated with (i) rights to purchase shares of Common Stock accrued under any other purchase right granted under the Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Company or any Subsidiary, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000.00) worth of stock of the Company or any Subsidiary (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.
(b)    If by reason of such accrual limitations or the operation of the limitation set forth in Section 7(a), any purchase right of a Participant does not accrue for a particular Offering Period, then the Stock Purchase Contributions which the Participant made during that Offering Period with respect to such purchase right shall be refunded, either by the Plan or by an agent of the Plan, as soon as administratively practicable after the Exercise Date.
(c)    In the event there is any conflict between the provisions of this Section 18 and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Section 18 shall be controlling.
19.    Termination and Amendment of the Plan. The Plan may be abandoned or terminated at any time by the Compensation Committee or the Board. The Compensation Committee, at any time prior to the termination of the Plan, may make such changes and additions to the Plan as the Compensation Committee shall deem advisable; provided, however, that except as provided in Section 17 hereof, the Compensation Committee may not, without approval of the Company’s stockholders, increase the maximum number of shares issuable under the Plan or modify the eligibility requirements for participation in the Plan. No termination or amendment of the Plan may, without consent of the holder of a right to purchase then outstanding, terminate or materially and adversely affect the Participant’s rights under the Plan.
20.    Plan Not an Employment Contract. The Plan does not and shall not be deemed to constitute a contract of employment with any Employee. Terms of employment and the right of the Company or any of its Subsidiaries to terminate the employment of any Employee, with or without cause, shall depend entirely upon the terms of employment otherwise existing between any Employee and the Company or any of its Subsidiaries without regard to the Plan.
21.    Indemnification of Compensation Committee and Administrative Committee. In addition to such other rights of indemnification as they may have, the members of the Compensation Committee and the Administrative Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any rights granted thereunder and against all amounts paid by them in settlement thereof or paid them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith. Upon the institution of any such action, suit or proceeding, the Compensation Committee and Administrative Committee member or members shall notify the Company in writing, giving the Company an opportunity at its own cost to defend the same before such Compensation Committee and Administrative Committee member or members undertake to defend the same on their own behalf.
22.    Section 16 Requirements. Any other provisions of the Plan notwithstanding, to the extent that any Employee participating in the Plan is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, such Employee’s participation in the Plan shall be subject to, and such Employee shall be required to comply with, any and all additional restrictions and/or requirements imposed by the Plan Administrator, in its sole discretion, in order to insure that the exemption made available pursuant to Rule 16b-3 promulgated pursuant to the Exchange Act is available with respect to all transactions pursuant to the Plan affected by or on behalf of any such Employee.
23.    Governing Law. The Plan shall be governed by, and all questions arising hereunder shall be determined in accordance with, the laws of the State of Texas, without regard to choice of law principles that direct the application of the laws of another state.

APPENDIX A
LIST OF PARTICIPATING SUBSIDIARIES
LGI Homes Corporate, LLC

## ANNUAL MEETING OF STOCKHOLDERS OF LGI HOMES, INC.

**Date:** May 5, 2016
**Time:** 4:00 P.M. Central Daylight Time
**Place:** 1450 Lake Robbins Drive, Suite 140, The Woodlands, Texas 77380

**Please make your marks like this: ☒ Use dark black pencil or pen only**

The Board of Directors recommends you vote **FOR** all nominees for director and **FOR** proposals 2 and 3.

**1:** Election of Directors:

| | For | Withhold | Board of Directors Recommend |
|---|---|---|---|
| 01 Ryan Edone | ☐ | ☐ | For |
| 02 Duncan Gage | ☐ | ☐ | For |
| 03 Eric Lipar | ☐ | ☐ | For |
| 04 Bryan Sansbury | ☐ | ☐ | For |
| 05 Steven Smith | ☐ | ☐ | For |
| 06 Robert Vahradian | ☐ | ☐ | For |

| | For | Against | Abstain | Board of Directors Recommend |
|---|---|---|---|---|
| **2:** To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. | ☐ | ☐ | ☐ | For |
| **3:** To approve the 2016 LGI Homes, Inc. Employee Stock Purchase Plan. | ☐ | ☐ | ☐ | For |

**Authorized Signatures - This section must be completed for your Instructions to be executed.**

_______________ Please Sign Here    _______________ Please Date Above

_______________ Please Sign Here    _______________ Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

← Please separate carefully at the perforation and return just this portion in the envelope provided. ←

## Annual Meeting of Stockholders of LGI Homes, Inc.
## to be held on Thursday, May 5, 2016
### This proxy is being solicited on behalf of the Board of Directors

### VOTE BY:

**INTERNET**

Go To
**www.proxypush.com/LGIH**
- Cast your vote online.
- View proxy materials.

OR

**TELEPHONE**

Call
**855-773-1625**
- Use any touch-tone telephone.
- **Have your Proxy Card/Voting Instruction Form ready.**
- Follow the simple recorded instructions.

OR

**MAIL**
- Mark, sign and date your Proxy Card.
- Detach your Proxy Card.
- Return your Proxy Card in the postage-paid envelope provided.

The undersigned hereby appoints Charles Merdian and Meg Britton, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of LGI Homes, Inc. which the undersigned is entitled to vote at said annual meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the annual meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the annual meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR ALL NOMINEES FOR DIRECTORS AND FOR PROPOSALS 2 AND 3.

**All votes must be received by 5:00 P.M., Central Time, May 4, 2016.**

**PROXY TABULATOR FOR**

**LGI HOMES, INC.**
**P.O. BOX 8016**
**CARY, NC 27512-9903**

**EVENT #**

**CLIENT #**

**This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy statement and annual report, go to www.proxydocs.com/LGIH. To submit your proxy while visiting this site, you will need the 12 digit control number in the box below.**

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet. We have chosen to use these procedures for our 2016 Annual Meeting of Stockholders and need YOUR participation.

***If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's annual meeting, please make this request on or before April 21, 2016.***

# For a Convenient Way to VIEW Proxy Materials – and – VOTE Online go to: www.proxydocs.com/LGIH

**Proxy Materials Available to View or Receive:**

**1. Proxy Statement, including Notice of Annual Meeting 2. Annual Report**

Printed materials may be requested by one of the following methods:

| INTERNET | TELEPHONE | *E-MAIL |
|---|---|---|
| www.investorelections.com/LGIH | (866) 648-8133 | paper@investorelections.com |

**You must use the 12 digit control number located in the shaded gray box below.**

* If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting material.

ACCOUNT NO.

SHARES

## LGI Homes, Inc. Notice of Annual Meeting of Stockholders

Date: Thursday, May 5, 2016
Time: 4:00 P.M. (CDT)
Place: LGI Homes, Inc. Headquarters, 1450 Lake Robbins Drive, Suite 140, The Woodlands, Texas 77380

You are cordially invited to attend the annual meeting and vote in person. Directions to the annual meeting can be found at: http://www.proxydocs.com/LGIH

1. Election of Directors: 01 Ryan Edone, 02 Duncan Gage, 03 Eric Lipar, 04 Bryan Sansbury, 05 Steven Smith, 06 Robert Vahradian